UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to 240.14a-12
MEDIFAST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting
and Proxy Statement
Annual Meeting of Stockholders
Wednesday, June 19, 2024
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS OF MEDIFAST, INC.
TO BE HELD ON WEDNESDAY, JUNE 19, 2024

April 26, 2024

DEAR FELLOW STOCKHOLDERS OF MEDIFAST, INC.

Notice is hereby given that the 2024 annual meeting of stockholders (the "Annual Meeting") of Medifast, Inc. (the "Company" or "Medifast") will be held in person on Wednesday, June 19, 2024, at 4:30 p.m. Eastern Time at The Four Seasons Baltimore, 200 International Drive, Baltimore, Maryland, 21202, for the following purposes, as more fully described in the accompanying Proxy Statement:
1.Elect seven nominees to the Board of Directors to serve for a one-year term expiring in 2025;
2.Ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024;
3.Approve, on an advisory basis, the compensation of the Company's named executive officers;
4.Approve the Amended and Restated 2012 Share Incentive Plan; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Doors to the Annual Meeting will open at 4:00 p.m. Eastern Time. Stockholders of record at the close of business on April 22, 2024 are entitled to notice of, and to vote at, the Annual Meeting. If you plan to attend the Annual Meeting, please note that for security reasons, before being admitted you must present your proof of stock ownership (or if you hold your shares in street name, a signed legal proxy from your bank, broker or other nominee giving you the right to vote your shares) and valid photo identification at the door. All hand-carried items will be subject to inspection, and any bags, briefcases, or packages must be checked at the registration desk prior to entering the meeting room. If you do not have proof of ownership and valid photo identification, you will not be admitted to the Annual Meeting. Please also note that the use of cellphones, recording and photographic equipment and/or computers is strictly prohibited at the Annual Meeting. No recording of the Annual Meeting is permitted, including audio and video recording.
Jason L. Groves, Esq.
Chief Legal Officer & Corporate Secretary

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible by telephone, via the Internet or by completing, dating, signing and returning a proxy card to ensure your shares are voted, or, if you hold your shares in street name, by following the instructions provided by your bank, broker or other nominee. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting Information

Date and Time	Location
Wednesday, June 19, 2024 4:30 p.m., Eastern Time	The Four Seasons Baltimore 200 International Drive Baltimore, Maryland 21202

Record Date	Who can Vote
April 22, 2024	Holders of our common stock are entitled to vote on all matters

Matters to be Voted on at the Annual Meeting and Board Recommendations

Item	Proposals	Board Vote Recommendation		Page #
1	Elect seven nominees to the Board of Directors to serve for a one-year term expiring in 2025	✓	FOR each director nominee	6
2	Ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024	✓	FOR	42
3	Approve, on an advisory basis, the compensation of the Company's named executive officers	✓	FOR	45
4	Approve the Amended and Restated 2012 Share Incentive Plan	✓	FOR	47

Our Board of Directors and Director Nominees
The following table provides information about our current Board of Directors and nominees.

Name	Age at Annual Meeting	Director Since	Independent	Current Committee Memberships
Jeffrey J. Brown	63	2015	✓	Audit (Chair); Executive;*;+
Daniel R. Chard	59	2016		Executive (Chair); ✧
Elizabeth Geary	43	2023	✓	NCG
Michael A. Hoer	68	2018	✓	Audit; +; CC
Scott Schlackman	66	2015	✓	CC (Chair); Audit
Andrea B. Thomas	59	2019	✓	NCG (Chair); CC
Ming Xian	60	2018	✓	NCG

✓	Independent Director	✧	Chairman of the Board
Audit	Audit Committee	NCG	Nominating/Corporate Governance Committee
CC	Compensation Committee	+	Audit Committee Financial Expert
Executive	Executive Committee	*	Lead Independent Director

i

2023 Business Highlights and Performance Overview
The Company has been facing an increasingly competitive landscape, in which acquiring customers has become more difficult due to competitive pressures from GLP-1 medications being sought after by our potential customers, and challenging and uncertain macroeconomic environment. We are continuing to focus on financial and operational agility, and have also begun work on a number of new initiatives to aid in increasing revenue and profit growth in the years ahead. While some of these initiatives started in 2023, others are expected to begin in 2024, with all expected to be funded internally by the Company’s existing cash position, capital previously utilized for dividends, as well as savings from the Company’s expense reduction efforts.

At the core of the Company’s initiatives is its desire to grow its business by broadening its customer base through increased brand visibility and recognition, and by significantly expanding its total addressable market. Areas of investment anticipated for the year include instituting a new marketing campaign and upgrading customers’ digital experience to increase brand awareness and drive customer adoption, as well as cultivating new customers through the Company’s collaboration with LifeMD. In September of 2023, the Company entered the $30 billion sports nutrition market, launching its OPTAVIA ACTIVE line of products. In December of 2023, we entered into a collaboration agreement with LifeMD, a leading provider of virtual primary care. In January of 2024, we expanded into the medically supported weight loss market by operationalizing the collaboration with the goal of creating a comprehensive and seamless solution for customers who desire to use medications and OPTAVIA’s lifestyle enhancement program. This collaboration brings together OPTAVIA’s personalized habit-based, coach-guided approach with medical expertise from board-certified affiliated LifeMD clinicians and access to weight loss medications, including GLP-1s.

2024 will likely be one of the most pivotal years in Medifast’s history, as we adjust to the paradigm change in the weight loss industry and aggressively execute on bold initiatives to transform and grow our business. We believe by significantly broadening our customer acquisition activities, through launching our new Company-led marketing activities, upgrading customers' digital experience, collaborating with LifeMD, to activate their patient base and partnering with our thousands of Coaches to strengthen their offer and extend their outreach, we will position Medifast for future success.

Our Governance Snapshot

Good governance is a critical part of our corporate culture. The following provides an overview of certain of our governance practices:

Board of Directors	Board Composition
•Majority vote for director elections	•Majority independent Board - 6 of our 7 director nominees
•All directors are expected to attend the Annual Meeting	•Diverse Board with different backgrounds, experience and expertise, as well as balanced mix of ages and tenure of service
•Lead Independent Director	•Unclassified Board
Board Processes
•Independent directors meet without management present	•Corporate Governance Guidelines approved by Board
•Annual Board and Committee self-assessments	•Full Board regularly reviews succession planning
•Board orientation program	•Mandatory retirement age of 75 for all directors
Compensation
•The majority of executive compensation is tied to performance	•Amended and Restated 2012 Share Incentive Plan prohibits repricing and includes a double trigger in the event of a change in control
•Incentive compensation is subject to potential recoupment under our clawback policy	•No supplemental retirement benefits for executives
•Officers and directors are prohibited from engaging in hedging transactions, monetization transactions or similar arrangements involving our stock	•Dividends and dividend equivalents that accrue on equity awards are paid only to the extent that the underlying shares become vested or earned
•Officers and directors are prohibited from pledging our stock as collateral for a loan or holding our securities in a margin account	•Long-term incentive program include performance-based awards that vest over a three-year performance period
•Officers are not eligible for a 280G excise tax gross-up payment in the event of a change in control	•Officers and directors are subject to stock ownership guidelines
•Executive perquisites are limited and not excessive	•Limited severance benefits under executive severance plan
Corporate Governance Documents

You will find current copies of the following corporate governance documents on our website at
https://ir.medifastinc.com/governance-documents:
•Corporate Governance Guidelines
•Code of Conduct and Business Ethics
•Audit Committee Charter
•Compensation Committee Charter
•Nominating/Corporate Governance Committee Charter
•Executive Committee Charter

Human Capital

People are at the heart of everything we do at Medifast, and we are committed to delivering a differentiated employee experience that we believe enables our team members to grow and participate in work that is challenging and rewarding. Our organizational culture is centered on fostering healthy cross functional relationships and an environment where clear and transparent communication is an important part of how we work. Our Company has navigated significant change in 2023 due to a disrupted business environment. Creating goal alignment and strategic clarity have been key to driving solidarity and increased focus on developing our path to growth. We believe maintaining strong peer relationships and teaming are critical components to achieving our goals. We use our Culture Contract and accompanying Toolkit to enable our team members in deepening their understanding of Medifast values and to understand how their success translates to the success of the greater team, our Coaches, Customers, and stockholders. In 2023, we released our first Culture Contract training aimed at giving team members an opportunity to apply our Core Values or Success Drivers to real world business scenarios and discuss how they can use the Culture Contract to help bring desired behaviors to life. Once concluded, we surveyed team members to get feedback on certain components of the training, specifically, quality of content, ability to apply what was learned and level of psychological safety. Of those surveyed, 91% felt that the content was fresh, and they learned something new, 97% understood how to apply what was learned to on-the-job situations and 97% felt psychologically safe while contributing to conversations during the training. The feedback gained will help guide and elevate future phases of Culture Contract training. To further support this transformation period and our Success Driver, Innovate, we launched a virtual Innovation Box to give team members the opportunity to submit new ideas, with a focus on productivity and client acquisition. This effort is tied to our recognition program, to reinforce the free flow of ideas that enable Company growth.

Learning and development are key aspects of our culture and important in delivering critical capabilities in a time of change. As part of our performance management process (PEAK), team members and their people leaders have regular conversations around goal setting, career development, mid-year check-in and year-end performance reviews. In 2023, we enhanced our performance management process by introducing an improved technology platform which delivers a superior user experience as our team members engage in regular conversations on performance and development. The tool automates 360 feedback, reinforcing the role of feedback in developing strong relationships. Through our Optimal Learning platform, team members have access to online courses. In 2023, we added a Culture Journey learning path to give new team members an easy and dynamic format for learning about our Company culture. In addition, we have several programs to enable relational learning such as our Summer Leadership Speaker series, which features senior-level team members sharing their professional insights and stories, career journeys and what drives their passion for their current roles, and Coach Encounters, a program that gives team members an opportunity to hear directly from our Coaches about their work in supporting the health journeys of our customers and the role the Company plays in supporting lifelong transformation. Our shadow program, Level Up, continued to grow for a second year, resulting in three promotions in 2023. This program increases sponsorship of junior talent, exposing them to new skills and areas of the business with a goal of preparing them to take on more responsibility in the future. As a learning organization committed to prioritizing experiences that help our team members, as well as the Company, continually learn and grow, it is common practice for us to conduct regular evaluations of these experiences through surveys, retros and postmortems. These conversations help us measure the impact, success and usefulness of our programs and events so we can continually work to improve future iterations of these experiences.

Recognition is a key attribute of our culture and is essential for fostering positive relationships. We believe fostering a sense of gratitude is important in nurturing strong relationships and building tight-knit communities. Our #AcedIt! program allows for social, points-based and tangible recognition and also celebrates team members for achieving important milestones in service. In 2023, we achieved over 90% participation in our #AcedIt! program.

At Medifast, we are committed to being a best-in-class health and wellness company, not just for our Coaches and Clients, but for our team members, too. That means creating a work environment that cultivates optimal health and wellbeing. We do this by providing healthy food options in our vending machines and food markets, providing our team members with an allowance of up to $2,400 per year for OPTAVIA Fuelings and a healthy hydration program that allows team members to access free flavored and sparkling water via our Bevi® machines. Additionally, our Bevi® machines have had a positive environmental impact by eliminating over 100,000 one-time use water bottles in our offices to-date. In addition to these initiatives, our Wellness Committee continues to engage team members to help champion wellness events, on a voluntary basis. Key wellness events in 2023 included a Wellness Week that offered Biometric clinics, flu clinics and educational webinars tied to healthy habits. Topics ranged from maximizing 401k benefits, exercise-based activities, mental health webinars and more. The Biometric clinic allows our team members to get vital metrics on key health indicators, such as cholesterol, Body Mass Index, blood pressure and blood sugar to empower them in managing their health. We also continue to sponsor the Waterfront Wellness program which had 569 unique community member registrants for the season, 1,988 attendees (not unique) and an offering of over 150 free fitness classes for the summer 2023 season.

Our LiveWell platform continues to be adopted across our organization, with over 70% of team members leveraging the tool. LiveWell delivers a customizable and complete wellness program to support team members in their wellness journey and helps them to be more proactive in managing their health. The LiveWell platform streamlines wellness and healthcare resources, and includes opportunities for rewards while participating in wellness initiatives that are intended to promote the development of healthy habits. Team members can earn #AcedIt! points to spend when they complete wellness related activities. This incentive is available to all team members regardless of whether they participate in our health plans. In January 2023, we relaunched the Experience OPTAVIA: Employees on Plan program with enhanced support and tools in response to feedback received from team members. This version of the program enables selected team members to participate in a health journey for a 3-month period, supported by a Coach and free Fuelings, and is focused on engaging our team members in owning their health and wellness and experiencing our mission firsthand. In 2023, aligned with the launch of our OPTAVIA Active® product line, we challenged our Coaches and team members to get in motion. Medifast team members took the challenge and the Company-sponsored special contests and activities related to this event. Also, in 2023, Medifast was awarded

Healthiest Maryland Businesses Exemplar Award, the highest-level award available for wellness from the Maryland Department of Health. We were also recognized in the 2023-2024 rankings by U.S. News & Reports as a Best Place to Work in the Food & Drink Industry with wellbeing being noted as one of the employee experience factors contributing to our selection.

Our Work Playbook enables our team members to integrate work principles aligned to our culture that help us optimize productivity, accountability, flexibility and wellbeing. The Work Playbook is a tool used to empower our team members to do their best work while sustaining strong collaboration, trust and effectiveness. As part of establishing our work strategies, each hybrid or remote based team is required to complete a Team Agreement. Their agreement details how the team will engage with one another, document shared norms to govern their communication, nurture in-person engagement, establish key priorities and commit to the cross-functional teams they support in delivering against our business goals.

Promoting Diversity

The success of our teams is made possible in part by the diversity of backgrounds, perspectives, skills, and experiences of our leadership, team members and Coaches. Diversity is one of Medifast’s Core Values and is an important part of our Company culture.

As of December 31, 2023:
•50% of our independent Board members were racially diverse or female
•50% of our executive officers were racially diverse or female
•64% of our employees were racially diverse and 49% identified as female or other
Information relating to and a list of our independent Board members can be found beginning on page 6 herein, and a list of our executive officers can be found beginning on page 17 herein.

At Medifast, we recruit, employ, train, compensate and promote without regard to race, color, religion, sex, sexual orientation, gender identity or expression, national origin, age, disability, marital status, status as a protected veteran, genetic information or any other characteristic protected by federal, state or local law. Our talent acquisition and employment policies are inclusive, and we respect both the spirit and letter of the laws of equal employment opportunity. In addition, we are committed to generating an open dialogue with our team members as well as learning additional ways to foster a more inclusive work environment. To maintain our inclusive culture, we continually review our internal processes for combating bias, promoting inclusion and increasing the diversity of our employee community. In 2023 we continued to offer live training on diversity, bias and inclusion to all our new Senior Leaders and will look to repeat this on a biannual basis. We also continue to support programming and work practices that will strengthen community bonds, encourage psychological safety and create channels that enable two-way conversations with an ultimate goal of providing team members numerous opportunities to lend their voice and shape their work experience. Programs like Culture Club, a monthly gathering open to all team members, that promotes inclusion and builds bonds among team members, and the Loop, a listening platform that empowers team members with a way to provide feedback on their work experience and Company culture are two great examples of programs we have in place to support diversity, equity and inclusion. For the past two years, we have also hosted a Culture Week to celebrate the differences that make our Community special and provide team members with activities like our All-Hands Meetings and holiday events to bring team members closer and build rapport.

It is important to us that our culture initiatives reinforce the behaviors and actions that foster an empathetic, inclusive culture where different thoughts, ideas, experiences and identities are embraced, valued and celebrated, and where team members feel empowered and inspired to be their authentic best selves.

Social and Environmental Responsibility

We are committed to corporate responsibility and sustainability at Medifast and in the communities where our employees, independent OPTAVIA Coaches, and Clients live. We are continuing to evaluate our environmental, social, and governance ("ESG") priorities, policies, practices, and reporting procedures. Although we are in the early stages of our ESG efforts, we believe we have demonstrated our commitment to ESG matters through various initiatives, including those described in the below Human Capital, Promoting Diversity, and Social and Environmental Responsibility sections. For additional information on our governance practices, please see our Governance Snapshot above, and Information Concerning our Board of Directors, The Committees of the Board, The Board's Role in Risk Management, and the Code of Conduct and Corporate Governance Guidelines sections included herein.

Medifast’s commitment to helping our Customers achieve lifelong transformation starts with the work our independent OPTAVIA Coaches do and includes actively supporting the communities where we live and work. In 2018, we launched our comprehensive philanthropic initiative, Healthy Habits For All, which advances our mission by bringing healthy habits to even more people, aligning who we are with how we give. It provides children in under-resourced communities with the education
v

and access necessary to make healthy habits a reality. Through this initiative, the Company donated more than $2.5 million to local and national nonprofits from 2018 through 2023. Medifast team members and independent OPTAVIA Coaches have volunteered their time to numerous service activities, from hosting fundraisers to assembling youth and school garden kits to help kids (and adults) in the community get excited about eating healthy foods.

In 2023, under the education pillar of the program, our free "Healthy Habits For All" curriculum continued to be utilized by educators throughout the nation, impacting more than 100,000 students. Lessons are designed to equip students with the skills, knowledge and confidence needed to build healthy habits from a young age and are available free of cost to millions of teachers nationwide, though the initiative aims to prioritize access for students in Title I schools.

Additionally, together with our Coach and Client Community, we increased access to nutritious food through a continued partnership with the national nonprofit No Kid Hungry; to date, we helped provide nearly 14 million* healthy meals to deserving kids. We also expanded our local impact by building an educational demonstration garden at a food bank near our headquarters in Baltimore, which promotes healthy eating and learning, as well as remodeling a kitchen at a local community center used by our long-time local nonprofit partner Living Classrooms Foundation.

But there’s still more to be done. In 2024, through Healthy Habits For All, we expect to continue working to help break the generational chains of poor health to give people the ability to transform their health and wellness destinies – with our sights set on ultimately creating healthier communities.

Medifast opened two distribution warehouses in 2021, in Havre de Grace, Maryland and Fort Worth, Texas. For all of its warehouses, Medifast converted all conveyor motor systems from AC motors to more energy efficient DC motors. These new motors reduced energy usage for these systems by approximately 80%. Other benefits surrounding the new units include their impact on employees. The units are much quieter, operating at lower decibels to help lessen the need for ear protection, and have improved safety features. This switch has resulted in a more favorable employee experience for those working on these lines.

Furthermore, we are ensuring that our manufacturing and warehouse locations operate in an environmentally efficient manner. All of our locations utilize cardboard recycling programs, and do not use Styrofoam products. They also utilize motion activated, energy efficient LED lighting. We utilize skylights where possible, to reduce electricity usage. Finally, our Havre de Grace distribution warehouse takes advantage of a thermoplastic polyolefin (“TPO”) roof, a single-ply white membrane which reflects heat instead of absorbing it. This allows the building to remain cooler while reducing the need to use HVAC systems and lowering electricity usage and cost.

Finally, Medifast is committed to operating its business in an ethical manner, and it expects the same standards from those partners in its supply chain. In 2019, Medifast established a Vendor Code of Conduct, which went into effect in early 2020, setting forth the procedures Medifast follows in order to ensure its third-party suppliers and subcontractors within its supply chain comply with applicable laws, rules and regulations, including those relating to the environment and our operations.

*$1 can help provide 10 meals. No Kid Hungry does not provide individual meals; these donations help support programs that feed kids. Learn more at NoKidHungry.org/OneDollar.

How to Cast Your Vote
Your vote is important! Please cast your vote and play a part in the future of Medifast. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.
Stockholders of record, who hold shares registered in their name, can vote by any of the following methods:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON

www.voteproxy.com until 11:59 p.m. Eastern Time on June 18, 2024	1-800-690-6903 until 11:59 p.m. Eastern Time on June 18, 2024	Completing, signing, and returning your proxy or voting instruction card before June 19, 2024	At the annual meeting: If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Attendees will be asked to present proof of stock ownership and a valid picture identification, such as a driver's license or passport
If you hold your shares in street name, you may instruct your bank, broker or other nominee to vote your shares by following the instructions that your bank, broker or other nominee provides to you. Most brokers offer voting by mail, by telephone and on the Internet.
Beneficial owners who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, as provided by the bank, brokerage firm or other financial institution. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
See the "General Information About the Annual Meeting and Voting" section for more details.

PROXY STATEMENT
2024 Annual Meeting

The 2024 Annual Meeting of Stockholders of Medifast, Inc. (the "Annual Meeting") will be held at 4:30 p.m. Eastern Time on Wednesday, June 19, 2024, in person at The Four Seasons Baltimore, 200 International Drive, Baltimore, Maryland 21202, for the purposes set forth in the accompanying Notice of 2024 Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation by our Board of Directors (the "Board") of proxies to be used at the Annual Meeting and at any adjournment or postponement of the meeting. We refer to Medifast, Inc. in this Proxy Statement as "we," "us," "our," the "Company" or "Medifast."

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you.
General Information About the Annual Meeting and Voting
1.How is Medifast distributing the proxy materials?
This Proxy Statement, the proxy card and the Company's Annual Report for the fiscal year ended December 31, 2023 (the "2023 Annual Report") are available online at www.ProxyVote.com. Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are first sending a Notice of Internet Availability of Proxy Materials to our stockholders on or about May 6, 2024. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials (www.ProxyVote.com) or to request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by (a) visiting www.ProxyVote.com, (b) calling 1-800-579-1639 or (c) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
2.Why am I receiving these proxy materials?
We are providing this Proxy Statement and other proxy materials in connection with the Board’s solicitation of proxies to be voted at the Annual Meeting, or at any adjournment or postponement thereof. We will bear the cost of the solicitation of proxies. In addition, solicitation may be made by our directors, officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our common stock.
3.What is included in the proxy materials?
The proxy materials consist of: (1) the Notice of 2024 Annual Meeting of Stockholders of Medifast, Inc.; (2) this Proxy Statement for the Annual Meeting; and (3) the 2023 Annual Report. If you request printed versions of the proxy materials by mail, these proxy materials will also include the proxy card or voting instruction form for the Annual Meeting.
4.What do I need to attend the Annual Meeting?
Only stockholders of the Company or their duly authorized proxies as of April 22, 2024 (the "Record Date") may attend the Annual Meeting. Proof of ownership of our shares must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting in person, you must bring a brokerage statement, the voting instruction form mailed to you by your bank or other nominee or other proof of ownership as of April 22, 2024, to be admitted to the Annual Meeting. Otherwise, proper documentation of a duly authorized proxy must be presented. This proof can also be a letter from a bank, broker or other nominee indicating ownership as of the Record Date, a proxy card, or a valid, legal proxy provided by your bank, broker or other nominee.
If you do not have both proof of ownership and valid photo identification, you will not be admitted to the Annual Meeting. Please also note that the use of cellphones, recording and photographic equipment and/or computers is strictly prohibited at the Annual Meeting. No recording of the Annual Meeting is permitted, including audio and video recording.

5.How do I submit questions during the Annual Meeting?
Following the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted by stockholders of record during the meeting. To ensure that as many stockholders as possible are able to ask questions, each stockholder will be permitted no more than one question.
6.     What am I being asked to vote on at the Annual Meeting?
We are asking our stockholders to consider and vote on the following proposals at the Annual Meeting:
1.The election of seven nominees to the Board to serve for a one-year term expiring at the 2025 Annual Meeting of Stockholders (Proposal 1);
2.The ratification of the appointment of RSM US LLP ("RSM"), as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024 ("Fiscal Year 2024") (Proposal 2);
3.Approval, on an advisory basis, of the compensation of the Company's named executive officers (Proposal 3); and

4.Approval of the Amended and Restated 2012 Share Incentive Plan (Proposal 4).
7.    What shares may I vote?
You may vote all of the shares of our common stock that you owned as of the close of business on April 22, 2024, the Record Date. These shares include:
1.Those held directly in your name as the stockholder of record; and
2.Those held for you as the beneficial owner through a bank, broker or other nominee at the close of business on the Record Date.
Each share of our common stock is entitled to one vote. On the Record Date, there were 10,937,245 shares of our common stock issued and outstanding.
8.    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most Medifast stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record — If your shares of our common stock are owned directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to the Company or to vote at the Annual Meeting.
Beneficial Owner — If your shares of our common stock are held through a bank, broker or other nominee, you hold those shares in street name and are considered the beneficial owner of those shares. Your bank, broker or nominee is considered, with respect to those shares, the stockholder of record.
9.    How can I vote my shares?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. If you hold your shares directly, you may vote by mail, over the Internet, by telephone, or in person at the Annual Meeting, as described in more detail below. If you hold your shares in street name, you may submit voting instructions to your bank, broker or other nominee.
Stockholder of Record — If you are a stockholder of record, you may vote your shares by any one of the following methods:
•By Mail: The Notice includes directions on how to request paper copies of this Proxy Statement, the 2023 Annual Report and a proxy card. Once you receive a paper proxy card, you may vote your shares by signing and dating each proxy card that you receive and returning it in the prepaid envelope prior to the Annual Meeting on June 19, 2024. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How will my shares be voted?"

•Over the Internet: You may vote your shares online at www.voteproxy.com by following the instructions provided in the Notice. If you vote on the Internet, you do not need to return a proxy card. Internet voting will be available until 11:59 p.m. Eastern Time on June 18, 2024.
•By Telephone: You may vote by telephone by dialing 1-800-690-6903 from any touch-tone telephone and following the instructions. If you vote by telephone, you do not need to return a proxy card. Telephone voting will be available until 11:59 p.m. Eastern Time on June 18, 2024.
•At the Meeting: You may vote your shares in person during the Annual Meeting. Proof of ownership of our shares and valid photo identification must be presented in order to be admitted to the Annual Meeting.
Beneficial Owner — If you hold your shares in street name, you may instruct your bank, broker or other nominee to vote your shares by following the instructions that your bank, broker or other nominee provides to you. Most brokers offer voting by mail, by telephone and on the Internet. You should instruct your bank, broker or other nominee how to vote your shares by following the directions provided by your bank, broker or other nominee. Alternatively, you may obtain a “legal proxy” from your bank, broker or other nominee and bring it with you to hand in with a ballot in order to vote your shares in person at the Annual Meeting. If you choose to vote in person at the meeting, you must bring the following: (i) proof of identification, (ii) an account statement or letter from the bank, broker or other nominee indicating that you are the beneficial owner of the shares and (iii) a signed legal proxy from the stockholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of the shares as of the Record Date.

10.     May I change my vote or revoke my proxy?
Yes, stockholders are entitled to revoke their proxies at any time before their shares are voted at the Annual Meeting. To revoke a proxy, a stockholder must file a written notice of revocation with the Company, deliver a duly executed proxy card bearing a later date than the originally submitted proxy card, submit voting instructions again by telephone or the Internet, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote your shares. If you hold shares in street name, you must contact your bank, broker or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person during the Annual Meeting.
11.    What is the quorum requirement for the Annual Meeting?
For business to be conducted at the Annual Meeting, a quorum must be present or represented by proxy. Under our Bylaws, the presence of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting attending in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is determined as of the Record Date. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Annual Meeting.

12.    What proposals will be presented, what are my voting choices for each matter, and how does the Board recommend that I vote?

At the Annual Meeting, you will be asked to vote on four proposals. Your options and the voting requirements are set forth below. The Board recommends you vote FOR each nominee in Proposal 1, FOR ratification of our selection of independent auditors in Proposal 2, FOR our executive compensation in Proposal 3 and FOR approval of the Amended and Restated 2012 Share Plan in Proposal 4. Additionally, if you choose to abstain from voting, it will have no effect on any of the below proposals.

We will also consider any other business that may come before the meeting in a manner that is proper under Delaware law and our by-laws.

Proposal		Voting Choices	Voting Requirements	Effect of "Broker Non-Votes"
1	Elect seven nominees to the Board of Directors to serve for a one-year term expiring in 2025	With respect to each director nominee: For Against Abstain	With respect to each director nominee: Affirmative Vote of Majority of Votes Cast	No effect
2	Ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024	For Against Abstain	Affirmative Vote of Majority of Votes Cast	Not applicable
3	Approve, on an advisory basis, the compensation of the Company's named executive officers	For Against Abstain	Affirmative Vote of Majority of Votes Cast	No effect
4	Approve the Amended and Restated 2012 Share Incentive Plan	For Against Abstain	Affirmative Vote of Majority of Votes Cast	No effect
13.    What is a "broker non-vote"?
A "broker non-vote" occurs when a broker submits a proxy to the Company that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals, and does not have discretionary authority to vote in the absence of instructions.

14.    How will my shares be voted?
If you specify a voting choice, your shares will be voted in accordance with that choice. If you sign, but do not indicate your voting preferences, then the persons named as proxies by our Board, Daniel R. Chard and Jason L. Groves (the "Named Proxies"), will vote your shares in accordance with the recommendations of the Board. If a matter to be considered at the Annual Meeting is timely submitted pursuant to Rule 14a-4(c)(l) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), your proxy will authorize the Named Proxies to vote your shares in their discretion with respect to any such matter subsequently raised at the Annual Meeting. At the time this Proxy Statement was filed, we knew of no matters to be considered at the Annual Meeting other than those referenced in this Proxy Statement.
If you are a beneficial owner and you have not provided voting instructions to your broker, your broker may exercise discretion to vote your shares only with respect to routine matters. The ratification of RSM (Proposal 2) is considered a routine matter under applicable rules. Your broker does not have discretionary authority to vote your shares on non-routine matters. The election of directors (Proposal 1), the advisory approval of the Company's executive compensation (Proposal 3), and the vote on the Amended and Restated 2012 Share Incentive Plan (Proposal 4) are considered non-routine matters under applicable rules. Therefore, there may be "broker-non-votes" with respect to these matters. See "What is a broker non-vote?'' for more information.

15.    Will I have dissenters' rights?
No dissenters' rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation or our bylaws to any stockholder with respect to any of the matters proposed to be voted on at the Annual Meeting.
16.    Are voting records confidential?
We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements, and in other limited circumstances such as proxy contests.
17.    Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting, and publish final results in a Current Report on Form 8-K following the Annual Meeting.
18.    What does it mean if I receive more than one Notice, proxy card or voting instruction form?
It means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote as instructed in each Notice or sign and return each proxy card (if you have requested and received paper copies of this Proxy Statement and a proxy card or voting instruction form). If you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction form you receive.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board is currently composed of seven directors. Our Board has set seven directors as the number to be elected at the Annual Meeting and, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated current directors Jeffrey J. Brown, Daniel R. Chard, Elizabeth A. Geary, Michael A. Hoer, Scott Schlackman, Andrea B. Thomas and Ming Xian for reelection, as directors with terms expiring at the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified.

All seven nominees are currently directors of the Company and have been previously elected by our stockholders. Management has no reason to believe that any of the nominees are unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the Named Proxies will vote shares represented by proxies at the Annual Meeting for the election of such persons as designated by the Board.

The names of the nominees, along with their present positions, their principal occupations, current directorships held with other public corporations, as well as directorships during the past five years, their ages and the first year elected as a Medifast director, are set forth below. Certain individual qualifications, experiences and skills of our directors that contribute to the Board’s effectiveness and support the Company’s strategy as a whole are also described below. The Nominating/Corporate Governance Committee considers numerous qualifications when considering candidates for the Board, including their qualifications, skills, experiences, and tenure. The Board and the Nominating/Corporate Governance Committee believe that the combination of the various qualifications and experiences of the director nominees would contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

As a group, our Director nominees exhibit:
•Highest personal and professional ethical standards, integrity, and values;
•Practical wisdom and mature judgment;
•An appreciation of multiple cultures;
•A commitment to sustainability and social issues;
•Innovative thinking;
•Knowledge of corporate governance requirements and practices; and
•Diverse backgrounds, including Directors with experience in business, international operations, finance, product development, marketing and sales, multi-level marketing, and areas that are relevant to the Company’s direct-to-consumer activities.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, including making themselves available for consultation outside of regularly scheduled Board meetings, and should be committed to serve on the Board. Our nominees have a balanced mix of short and long tenure, ranging from one year to nine years, as of the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES IDENTIFIED BELOW.

DIRECTOR NOMINEES

Lead Independent Director
Lead Independent Director Since:
June 2015
Director Since: 2015
Age at Annual Meeting: 62
Board Committees:
•Audit Committee (Chairperson)
•Executive Committee
Qualifications: Mr. Brown brings to the Board extensive public and private company board experience and significant transactional experience.

Jeffrey J. Brown
Mr. Brown serves as the Chair of the Audit Committee and member of the Executive Committee. He has also served as Lead Independent Director of the Company since June 2015. Mr. Brown is the Chief Executive Officer and founding member of Brown Equity Partners, LLC (“BEP”), since BEP's founding in 2007, which provides capital to management teams and companies needing equity capital.
Mr. Brown has 35 years of private equity and corporate governance experience. He has served as Chairman of the Board of 12 companies and on the Board of Directors of over 50 companies in both the public and private sectors. He has chaired the Audit, Compensation, Finance, and special committees of these organizations as well as been Lead Director. Mr. Brown directly invests equity and debt in operating companies and actively manages his investments in commercial, industrial and retail real estate.
Education: Mr. Brown received his MBA from the Stanford University Graduate School of Business and graduated Summa Cum Laude with a BS in Mathematics from Willamette University.

Chairman & Chief Executive Officer
Director Since: 2016
Age at Annual Meeting: 58
Board Committee:
•Executive Committee (Chairperson)
Qualifications: Mr. Chard brings to the Board leadership skills and experience across operations, international, and marketing functions. He possesses extensive direct selling industry experience along with a strong background in consumer products.

Daniel R. Chard
Mr. Chard has served as the Chief Executive Officer of the Company since October 2016 and Chairman since 2020. Prior to joining the Company, Mr. Chard served as President and Chief Operating Officer at PartyLite, a portfolio company of The Carlyle Group, from October 2015 to October 2016. Mr. Chard also served as the President, Global Sales & Operations at Nu Skin Enterprises, Inc. (“Nu Skin”) from February 2006 to September 2015, President of Nu Skin Europe from July 2004 to January 2006, and in various other roles of increasing responsibility since he joined Nu Skin in 1998.
Education: Mr. Chard holds a Bachelor of Arts in Economics from Brigham Young University and received an MBA from the University of Minnesota.

Director Since: 2023
Age at Annual Meeting: 42
Board Committee:
•Nominating/Corporate Governance Committee
Qualifications: Ms. Geary brings to the Board experience in cyber, risk mitigation, and insurance.

Elizabeth A. Geary
Ms. Geary joined Liberty Mutual in August 2022 as President, Insurance Solutions. Before joining Liberty Mutual, Ms. Geary served in various roles with TransRe, since joining their team in 2002, most recently, a dual role as President, Global Portfolio Management and Chief Underwriting Officer, North America at TransRe, balancing both transactional and portfolio experience. Prior to this, she was the company’s Global Head of Cyber.
Education: Ms. Geary is a graduate of Fordham University, earning a Bachelor’s degree in Business Administration and an MBA in Finance from the Gabelli School of Business.

Director Since: 2018
Age at Annual Meeting: 67
Board Committee:
•Audit Committee
Qualifications: Mr. Hoer brings to the Board financial expertise and leadership skills as a former Controller, CFO, and President. He also brings extensive international experience having worked throughout Asia including China, Singapore, Japan, Taiwan, and Hong Kong.

Michael A. Hoer
Mr. Hoer has volunteered managing humanitarian projects in Egypt and Sudan since 2018. He previously held various positions of increasing responsibility at Continental Grain Company from 1992 to 2007, where he most recently served as President — Continental Enterprises Ltd. & Managing Director — Conti Asia.
Mr. Hoer currently serves on the board of directors of Taiwan Fu Hsing Industrial Co. Ltd. and Brigham Young University's National Advisory Council. He served previously on the boards of Dynasty Petroleum Holdings LLC (as Chairman), First Western Advisors, Avantar LLC, and a joint venture of Beijing H.Hova Purification Technology Co. Ltd. He also served on the board of directors of Beijing H-Hova Purification Technology Co. Ltd. from August 2012 to July 2016.
Education: Mr. Hoer received a BA in Chinese and an MBA from Brigham Young University.

Director Since: 2015
Age at Annual Meeting: 65
Board Committees:
•Compensation Committee (Chairperson)
•Audit Committee
Qualifications: Mr. Schlackman brings to the Board extensive executive leadership experience and expertise in the direct selling business.

Scott Schlackman
Mr. Schlackman serves as Chair of the Compensation Committee. He is President of Scott Schlackman Global Consulting, LLC. Mr. Schlackman has been on the Board of Image Skincare since 2015 and has served as Vice Chairman of Image Skincare since January 2018.
From 2011 to 2013 he was President of Avon UK and Ireland and Vice President of Liz Earle Products, which Avon acquired in March 2010. He was Regional Vice President for Global Sales Development WEMEA and Asia Pacific Regions for Avon in 2010. In 2008 and 2009 he was General Manager of Continental Europe. From 2006-2008 he was General Manager of Avon Canada. In his 30 years with Avon, Mr. Schlackman served in a variety of senior executive roles with Avon Products, Inc., a global manufacturer and marketer of beauty and related products, living in nine different countries.
Education: Mr. Schlackman received a BS from the Wharton School of the University of Pennsylvania.

Director Since: 2019
Age at Annual Meeting: 58
Board Committees:
•Compensation Committee
•Nominating/Corporate Governance Committee
Qualifications: Ms. Thomas brings to the Board considerable executive leadership experience along with a strong background in consumer products.

Andrea B. Thomas
Ms. Thomas is the Assistant Dean of Undergraduate Studies and a marketing professor at the David Eccles School of Business at the University of Utah. She joined the university in 2016 after a 23-year career in brand management, retail marketing, innovation and sustainability. She is also a consultant, bringing a unique approach of academia and experience working at tremendous scale for Walmart, Hershey and PepsiCo.
She was a Senior Vice President at Walmart Stores for 8 and a half years leading teams in private brands, sourcing, sustainability and marketing. Prior to joining Walmart, she was Vice President of Global Chocolate for the Hershey Company where she was responsible for platform innovation for Hershey’s portfolio of global brands. Previously, Ms. Thomas spent 13 years at PepsiCo where she worked in brand management, innovation, and retail marketing at Frito-Lay and Pizza Hut, launching Tostitos Scoops, managing the Tostitos Fiesta Bowl and coordinating the NFL and Disney relationships.
Education: Ms. Thomas received a BA in mass communications from the University of Utah and an MBA in business administration from Brigham Young University. She received an honorary doctorate of humanities from the University of Utah in May 2013.

Director Since: 2018
Age at Annual Meeting: 59
Board Committee:
•Nominating/Corporate Governance Committee
Qualifications: Mr. Xian brings to the Board strategic management, business development, public relations and marketing skills. As a Chinese foreign-national, he also brings an understanding of the complexity of the Chinese government as he has worked throughout Asia, including Singapore.

Ming Xian
Mr. Xian is currently retired, and previously held the position of Senior Internal Trainer of Sinochem Corporation from 2019 through 2023, and served as Chairman of Sinochem International (Overseas) Pte, Ltd. in Singapore from August 2008 to August 2010. Mr. Xian also served as Chief Strategy Officer of DSM Sinochem Pharmaceuticals from September 2011 to January 2017. He also served as Chairman of GMG Global from August 2008 to August 2010 and its Chief Executive Officer from August 2010 to August 2011.
Education: Mr. Xian received a BS from Dalian Jiaotong University in China, a BEc from the University of International Business and Economy in China and a MEc from the Norwegian Management School in Norway.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS
Director Independence

We are required to have a majority of independent directors serving on our Board and may only have independent directors serving on each of our Audit, Compensation, and Nominating/Corporate Governance Committees pursuant to the listing rules of the New York Stock Exchange (the “NYSE”) and, with respect to our Audit Committee and Compensation Committee, the rules and regulations existing under the Exchange Act.

Our Board undertakes an annual review of our directors’ independence. The purpose of this review is to determine whether any relationships or transactions involving our directors (including their family members and affiliates) are inconsistent with a determination that such director is independent under the independence standards prescribed by the NYSE’s listing rules and our Corporate Governance Guidelines. Our Board also considers whether our Audit Committee and Compensation Committee members continue to satisfy the independence standards prescribed for audit committee and compensation committee members by the rules and regulations of the Exchange Act.

In making this determination, the Board annually considers not only the criteria for independence set forth in the listing rules of the NYSE, but also any other relevant facts and circumstances that may come to the Board’s attention. These related transactions, relationships or arrangements between a director (or any member of their immediate family or any entity of which such director or one of their immediate family members is an executive officer, general partner or significant equity holder) on the one hand, and Medifast or any of its subsidiaries or affiliates, on the other hand, might signal potential conflict of interest, or might bear on the materiality of a director’s relationship to Medifast or any of its subsidiaries. The Board considers the independence issue not merely from the standpoint of the director, but also from that of the persons or organizations with which the director is affiliated.

Based on its recent review, our Board determined that each of our current directors, other than Mr. Chard, qualify as independent under the independence standards prescribed by the listing rules of the NYSE. Our Board also determined that each of Messrs. Brown, Hoer, and Schlackman the current members of the Audit Committee, qualify as "independent" under the independence standards for audit committee members adopted by the SEC and that each of Mr. Schlackman, Mr. Hoer, and Ms. Thomas, the current members of the Compensation Committee, are "non-employee directors" under Rule 16b-3 of the Exchange Act.
Board Leadership Structure

The Board believes that there is no one best leadership structure model that is most effective in all circumstances. The Board adheres to a flexible approach to the question of whether to separate the positions of Chairman and Chief Executive Officer (“CEO”) and the necessity of a lead independent director, and considers a variety of factors in making a decision, including, but not limited to, the current performance of the Company and the experience, knowledge and character of the CEO. The Board remains flexible and committed to a strong corporate governance structure and board independence. The Board is committed to adopting corporate management and governance policies and strategies that promote our effective and ethical management. In this regard, the Board strongly believes that it should have maximum flexibility in deciding whether the offices of Chairman and CEO are combined or separate and, if separate, whether the Chairman should be an independent director or an employee and whether the Company and its stockholders would benefit from a Lead Independent Director.

The Board determined that it was in our best interests and our stockholders’ best interests to combine the roles of Chairman and CEO in December 2020. Mr. Chard was appointed Chairman of the Board, in addition to his role of CEO, in light of Mr. Chard’s leadership, vision, and knowledge of the Company and its stockholders. The Board believes that the combination of the Chairman and CEO positions best serves the needs of the Company and its stockholders. As Chairman and CEO, Mr. Chard serves as a key link between the Board and management. The Board has also determined that it is in the best interests of the Company and its stockholders to continue to maintain a Lead Independent Director.
Lead Independent Director

As noted above, the Board appointed Jeffrey J. Brown, as Lead Independent Director, effective June 17, 2015. The Lead Independent Director is responsible for facilitating and coordinating the activities of the independent directors. For the purpose of balancing the interests of the stockholders and management when the CEO also serves as the Chairman of the Board or when the Chairman is not deemed to be independent, the Lead Independent Director serves as Chairman for meetings of the independent directors separate from management and any directors that are not independent. The Lead

Independent Director also represents the best practices regarding corporate governance, provides independent leadership to the Board, and performs such other duties and responsibilities as the Board may determine.

The principal responsibilities of the Lead Independent Director are as follows:
•Act as the principal liaison between the independent directors of the Board and the Chairman & CEO;
•Develop the agenda for and preside at executive sessions of the Board's independent directors;
•Communicate to the Chairman any and all feedback from the executive sessions;
•Review and approve the agenda for Board meetings;
•Participate in the Compensation Committee's evaluation of the Chairman & CEO's performance;
•Respond to difficult and underperforming directors to improve the functionality of the Board;
•Assist the Board in succession planning;
•Preside at all meetings at which the Chairman & CEO is not present;
•Retain the authority to call meetings of the independent directors;
•Subject to the authority of any committee of the Board, recommend to the Board the retention of advisors and consultants who report directly to the Board;
•As the Board determines, serve as a liaison and be available for consultation and direct communication with major stockholders;
•Make recommendations to the Board on behalf of the independent directors; and
•Undertake such further responsibilities that the independent directors may designate to the Lead Independent Director from time to time.
Director Orientation and Continuing Education

All new directors on the Board receive and are required to participate in an orientation of the Company and training that is individually tailored, taking into account the director’s experience, background, education and committee assignments. The director orientation program is led by members of senior management and covers a review of our business, strategic plans, financial statements and policies, risk management framework and significant risks, regulatory matters, internal auditors and our independent registered public accounting firm, corporate governance, ethics and compliance programs, principal officers, and key policies and practices, as well as the roles and responsibilities of our directors.

Additionally, our Board believes in continuous improvement of board effectiveness and functioning as well as individual skills and knowledge. In addition, Board members are encouraged to participate in outside continuing education programs to increase their knowledge and understanding of the duties and responsibilities of Board members and the Company, and stay abreast of developing trends, regulatory developments, and best practices. We also provide all Board members with membership in the National Association of Corporate Directors ("NACD").
THE COMMITTEES OF THE BOARD

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Executive Committee. The Board has determined that each of the members of the Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee meets the standards of "independence" established by the NYSE as currently in effect. Additionally, the Board has determined that each of the members of the Audit Committee and Compensation Committee satisfy the independence standards prescribed for audit committee and compensation committee members by the rules and regulations of the Exchange Act.

The Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Executive Committee each operate under a charter adopted and approved by the Board. A copy of the charter for each committee can be obtained from the Company’s website (https://ir.medifastinc.com/governance-documents), or by sending a request to the office of General Counsel, Medifast, Inc., 100 International Drive, 18th Floor, Baltimore, Maryland 21202.

The following table identifies the current members for each committee.

Name	Audit	Compensation	Nominating/Corporate Governance	Executive
Jeffrey J. Brown	Chair	—	—
Daniel R. Chard	—	—	—	Chair
Elizabeth A. Geary	—	—		—
Michael A. Hoer			—	—
Scott Schlackman		Chair	—	—
Andrea B. Thomas	—		Chair	—
Ming Xian	—	—		—

Audit Committee

The present members of the Audit Committee are Jeffrey J. Brown (Chairperson), Michael A. Hoer, and Scott Schlackman, all of whom have been determined by the Board to be “independent” within the meaning of applicable SEC rules and NYSE listing rules. The Board has also determined that each member of the Audit Committee is "financially literate" as required by the NYSE rules, and that Mssrs. Brown and Hoer are "Audit Committee Financial Experts" within the meaning of applicable SEC rules based on, among other things, the business experience of such member.

The Audit Committee is responsible for, among other things, the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee, on behalf of the Board, also appoints the Company’s independent registered public accounting firm, subject to stockholder ratification, at the Annual Meeting.
Compensation Committee

The present members of the Compensation Committee are Scott Schlackman (Chairperson), Michael A. Hoer, and Andrea B. Thomas, all of whom have been determined by the Board to be “independent” within the meaning of the applicable NYSE listing rules and "non-employee directors" as defined under the Exchange Act.

The Compensation Committee is responsible for, among other things, reviewing and approving annually the corporate goals and objectives applicable to the compensation of our CEO and determining the compensation of our CEO based on the achievement of these goals, approving the compensation of our other executive officers, overseeing our incentive compensation plans and equity-based plans, and reviewing and recommending changes to the Board with respect to director compensation. For information regarding our Compensation Committee, including its processes and procedures for determining executive compensation, see the CD&A portion of this Proxy Statement.

The Compensation Committee has the authority to delegate any of its responsibilities under its charter, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.

Nominating/Corporate Governance Committee

The present members of the Nominating/Corporate Governance Committee are Andrea B. Thomas (Chairperson), Elizabeth A. Geary, and Ming Xian, all of whom have been determined by the Board to be independent within the meaning of the applicable NYSE listing rules.

The Nominating/Corporate Governance Committee is responsible for, among other things, recommending to the Board potential director nominees for election to the Board, recommending to the Board directors to serve on the various Board committees, advising the Board with respect to Board composition, procedures and committees, and developing and recommending to the Board corporate governance principles applicable to the Company.

Director Qualifications. Director nominees are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding the Company’s global business environment, and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company.

Diversity. The Company does not maintain a separate policy regarding the diversity of the Board. However, the charter of the Nominating/Corporate Governance Committee requires that the Committee review the composition of the Board to ensure it has the "appropriate balance" of experience, skills, expertise, gender diversity, and racial diversity for the Board as a whole. Consistent with these guidelines, both the Nominating/Corporate Governance Committee and the full Board seek director nominees with distinct professional backgrounds, experience, and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual Board self-evaluation process, the Board evaluates whether it has the skills and backgrounds for the current issues facing the Company. The Board also evaluates its effectiveness with regard to specific areas of expertise.

Director Nomination Process. Pursuant to our Corporate Governance Guidelines, our Nominating/ Corporate Governance Committee reviews the qualifications of proposed director nominees to serve on our Board and recommends director nominees to our Board for election at the Company’s annual meeting of stockholders. The Board proposes a slate of director nominees to the stockholders for election to the Board, using information provided by the Nominating/Corporate Governance Committee.

In certain instances, a third party may assist the Nominating/Corporate Governance Committee or the Board in identifying potential director nominees. The Nominating/Corporate Governance Committee also considers potential nominations for director provided by the Company’s stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees for director are evaluated using the same criteria described above. Stockholders wishing to recommend persons for consideration by the Nominating/Corporate Governance Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary, Medifast, Inc., 100 International Drive, 18th Floor, Baltimore, Maryland 21202 and providing the information and following the additional procedures set forth in the Bylaws, which are described in "Stockholder Proposals and Nominations for Director" in this Proxy Statement.
Executive Committee

The present members of the Executive Committee are Daniel R. Chard (Chairperson) and Jeffrey J. Brown.

The Executive Committee has all of the authority of the Board, except with respect to certain matters that by statute may not be delegated by the Board. The Executive Committee may meet periodically during the year to develop and review strategic operational and management policies for the Executive Committee.

Board and Committee Self-Assessments

Each year, the Board and the Board’s Audit Committee, Nominating/Corporate Governance Committee, Compensation Committee, and Executive Committee conduct self-assessments to evaluate their effectiveness and to identify opportunities for improvement. This self-assessment may be conducted in the form of written or oral questionnaires administered by Board members, management or third parties. Directors respond to questions designed to elicit information to be used in improving Board and committee effectiveness. Self-assessment topics generally include, among other matters, Board composition and structure, meeting topics and process, information flow, Board oversight of risk management and strategic planning, succession planning and access to management.

Director feedback solicited from the self-assessment process is discussed during Board executive sessions and, where appropriate, addressed with management. The Nominating/Corporate Governance Committee oversees the development and administration of the self-assessment process, including determining the format. More recently, the Nominating/Corporate Governance Committee has determined that written questionnaires are a highly effective method of conducting the self-assessments.

BOARD’S ROLE IN RISK MANAGEMENT AND ESG OVERSIGHT
The Company takes a comprehensive approach to risk management and believes risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes, by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval, and decision-making.
The Board closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees. Each committee reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.
Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and committees may call special meetings when necessary to address specific issues. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues attend Board meetings to provide additional insight into items being discussed, including risk exposures.
The Board approves the Company’s high-level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s goals, strategies, and policies.
We believe that the Company is able to advance ESG-related considerations and that sound corporate citizenship includes responsiveness to ESG issues that materially impact our stakeholders and the communities in which we operate. We are committed to operating our business with integrity; focusing on material ESG issues; giving back to the communities we serve; being environmentally conscious; and operating a responsible supply chain that focuses on the quality of our products and improves the lives of workers involved in manufacturing our products. Our Board provides overall oversight of the Company’s environmental, social, and governance goals and objectives. Specific ESG topics are overseen by the Board committee generally responsible for the subject matter. For example, the Nominating and Corporate Governance Committee has oversight responsibility for the corporate governance aspects of ESG. The Board continues to believe that it is the appropriate body to oversee the development and implementation of the Company’s ESG and sustainability efforts, which focus on the Company’s efforts to positively impact both people and the planet.

Additionally, The Board of Directors has responsibility for oversight and approval of our cybersecurity risk management processes, and the Board has established an oversight mechanism for cybersecurity risks. Senior executives provide the Board of Directors with quarterly updates concerning cybersecurity risks and the Company’s cybersecurity strategies and objectives. In addition, members of management briefed on specific issues attend Board meetings as needed to provide additional insight into the specific issues being discussed, including risk exposure. The Board works with our senior executives in reviewing the cybersecurity risks and strategy, provides guidance on the Company’s cybersecurity goals and objectives, and monitors the information it receives from management regarding the assessment and management of cybersecurity risk. If a significant cybersecurity incident occurs, it will be reported promptly to the Board near the time of discovery.
CODE OF CONDUCT AND BUSINESS ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted a corporate Code of Conduct and Business Ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and the NYSE. The Code of Conduct and Business Ethics provides Board oversight over certain of the Company’s policies, relating to contracts, insider trading, the Foreign Corrupt Practices Act, business gifts and entertainment, business travel and expenses, outside employment and other volunteer or charitable activities. Each of our Code of Conduct and Business Ethics and Corporate Governance Guidelines are available on our website at https://ir.medifastinc.com/ by following the links through "Investor Relations" to "Governance."

Any amendment to, or waiver from, a provision of the Company’s Code of Conduct and Business Ethics with respect to the Company's principal officers will be posted on the Company’s website (https://ir.medifastinc.com/).

TRANSACTIONS WITH RELATED PERSONS

The Board has established a process and certain procedures to identify any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, with a “related person” (as defined by the SEC’s rules and regulations). Under this process, in carrying out its oversight responsibilities, the Audit Committee reviews the Company’s identification of, accounting for, and disclosure of, its related party transactions (generally, transactions involving related persons that have a direct or indirect material interest), including issues involving potential conflict of interest involving officers and directors of the Company. The Company follows the applicable requirements of the Public Company Accounting Oversight Board standards when conducting its review.
DIRECTOR MEETINGS AND ATTENDANCE

In 2023, our Board met four times, and our Board committees held the following number of meetings:
(i)Audit Committee: four meetings;
(ii)Compensation Committee: eight meetings;
(iii)Nominating/Corporate Governance Committee: four meetings; and
(iv)Executive Committee: four meetings.

Under our Corporate Governance Guidelines, directors are expected to regularly attend Board meetings and meetings of the Board committees on which they serve, in person or by telephone conference, and all directors are expected to attend the Company’s annual meeting of stockholders. All directors serving and up for re-election at the time of the 2023 Annual Meeting of Stockholders attended the 2023 Annual Meeting of Stockholders held on June 15, 2023. All of our current directors attended all of the meetings of the Board and the Board committees on which they served in 2023.
STOCKHOLDER OUTREACH

Continuing our annual stockholder outreach program, during 2023 we reached out to investors representing more than 50% of our outstanding common stock. We offered to discuss a variety of topics with them and had conversations regarding a number of different aspects of the Company. We value the input of our stockholders, and the outreach process is an opportunity to:
•Answer questions that stockholders may have with respect to our Company;
•Receive feedback from our stockholders and better understand their perspectives; and
•Establish ongoing dialogue with our stockholders.

EXECUTIVE OFFICERS
Except for Daniel R. Chard, who is also a director of the Company, the biographical information of the Company’s executive officers is below (listed alphabetically by last name).

Claudia C. Greninger, age 51, is Chief Human Resources Officer for Medifast. Ms. Greninger joined the Company in October 2019 as Executive Vice President, Human Resources. Mrs. Greninger has over 20 years of experience in Global Human Resources, with deep expertise in the areas of change management, compensation design, global mobility and employee engagement across various industries. She was previously with Laureate Education as Vice President, Human Resources supporting the Global Corporate offices with over 5,000 employees worldwide where she served for over 10 years until 2019. Prior to that, she held positions at Fortune 500 companies including Johnson & Johnson, Citigroup and DoubleClick. Mrs. Greninger obtained a Bachelor of Arts from Barnard College of Columbia University and a Masters in Business Administration from the Stern School of Business of New York University.

Jason L. Groves, Esq., age 53, is Chief Legal Officer & Corporate Secretary for Medifast. Since joining the Company in 2009, Mr. Groves has held several executive management roles, most recently serving as Executive Vice President, and General Counsel and Corporate Secretary. He oversees the Office of the Chairman and the Company's Legal team, which consists of compliance, litigation, regulatory and government relations. Mr. Groves previously served as a director of the Company from 2009 to 2015, an independent director and member of the Audit Committee from 2009 to 2011, as well as the Executive Committee from 2011 to 2015. Prior to joining Medifast, Mr. Groves served as Assistant Vice President of Government Affairs for Verizon Maryland, where he was responsible for the company's legislative policy and government affairs. Mr. Groves is also a United States Army veteran and entered active duty as a Judge Advocate in the United States Army Judge Advocate General’s (JAG) Corp. In this position, he also served as a prosecutor in the District Court of Maryland as a Special Assistant United States Attorney. Over the course of three years, he received two Army Achievement Medals, and one Army Commendation Medal.

Nicholas M. Johnson, age 44, is Chief Field Operations Officer for Medifast. Mr. Johnson joined the Company in 2018 as Market President of OPTAVIA USA and was appointed President, Coach and Client Experience in February 2020. In 2022, he became Chief Field Operations Officer. He is responsible for leading the OPTAVIA Field organization in creating a high-quality, unified Coach and Client program experience across all geographies. Mr. Johnson brings more than ten years of direct selling, marketing, and client relations experience to his role. Prior to joining the Company, Mr. Johnson served as the Vice President of Sales and Marketing of Nu Skin Enterprises, where he oversaw sales and marketing for 27 countries including the Middle East, Europe, and Africa. He has also held various leadership roles during his tenure at Nu Skin Enterprises including General Manager, Latin America and Director of Sales, USA.

Jonathan B. MacKenzie, age 53, has served as the Company's Vice President, Finance, and Chief Accounting Officer since September 2021. Prior to joining the Company, Mr. MacKenzie, was a Managing Director with PricewaterhouseCoopers LLP in the Risk Assurance practice. From 2006 to 2014, he was a Managing Director with Navigant Consulting, Inc. focused on forensic investigation and accounting advisory services. From 1993 to 2006, he served in various audit-related roles at Ernst & Young LLP and Arthur Andersen LLP. Mr. MacKenzie is a graduate of Bucknell University and is a licensed CPA in both Maryland and Pennsylvania. He is also a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

James P. Maloney, age 56, has served as the Company’s Chief Financial Officer since July 2020. He is responsible for leading the finance function, including all aspects of financial planning and analysis, setting Medifast's financial and capital allocation strategies and managing investor relations. Prior to joining the Company, Mr. Maloney served as Senior Vice President, Chief Financial Officer of L.B. Foster Company, a publicly held global manufacturer and distributor of products and services for transportation and energy infrastructure. Prior to L.B. Foster Company, he served as Chief Financial Officer of First Insight, Inc., a privately held company providing consumer data to leading retailers and brands, where he continues to serve as a Board Advisor. Before joining First Insight, Mr. Maloney held roles at the H.J. Heinz Company ("Heinz"), including Vice President of Global Financial Planning and Supply Chain Finance, Director of Finance for Supply Chain for Heinz North America, and Controller of Heinz North America. He also held multiple roles in the U.S. and Europe at Ernst & Young LLP, including Senior Manager of the Assurance Practice. Mr. Maloney holds a Bachelor of Science degree from Clarion University and a Master of Business Administration degree from the University of Pittsburgh and is a Certified Public Accountant.

Anthony E. Tyree, age 59, is Chief Business Operations Officer for Medifast. Mr. Tyree joined the Company in September 2018 as Chief Marketing Officer and was appointed Chief Business Operations Officer in 2022. He is responsible for leading the Company's supply chain, marketing, scientific and clinical affairs, nutrition support, product development and program management teams. Mr. Tyree brings more than 25 years of experience in global integrated marketing, brand strategy, product and platform innovation and portfolio revitalization across various business-to-business and consumer retail products. Prior to joining Medifast, Mr. Tyree served as Vice President of Global Snacks at The Hershey Company, where he was responsible for accelerating Hershey’s health and wellness snack category across priority markets in North America, Brazil, China and India. Previously, Mr. Tyree held various leadership roles at Fonterra LTD, Kraft Foods, Nabisco and the Kellogg Company, giving him extensive marketing and general management experience both domestically and abroad.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis ("CD&A") discusses our 2023 compensation programs as they relate to our Named Executive Officers or “NEOs.” By definition, “Named Executive Officers” refers to a corporation’s CEO and CFO and the three most highly compensated executive officers for the most recent year (other than the CEO and CFO). As a result, the Company has five NEOs in this Proxy Statement. For 2023, our NEOs were:
•Daniel R. Chard, Chairman & Chief Executive Officer
•James P. Maloney, Chief Financial Officer
•Nicholas M. Johnson, Chief Field Operations Officer
•Anthony E. Tyree, Chief Business Operations Officer
•Jason L. Groves, Chief Legal Officer & Corporate Secretary

Business Highlights

In 2022, we began to experience significant economic disruption due to inflationary pressures and a decline in consumer confidence, which dramatically impacted our client acquisition rates and coach productivity. In Q3 and Q4 2022, we also began to experience the effects from changes to social media algorithms, and most prominently, the rise of GLP-1 medications, which has had a dramatic impact on our business and our entire industry. We knew a dramatic shift in our business model would be necessary to recapture market share and return the Company to a growth path. In anticipation of a dramatic downturn in our business in 2023, we made decisions around our organizational structure to support our transformation ahead, by reducing our General and Administrative headcount by more than 10%.

As discussed in the Proxy Summary, the Company is focusing on a number of new initiatives to aid in increasing revenue and profit growth in the years ahead, as it navigates the competitive landscape, in which acquiring customers has become more difficult due to competitive pressures from GLP-1 medications being sought after by our potential customers. Some of these initiatives started in 2023 with others expected to begin in 2024, with all expected to be funded internally by the Company’s existing cash position, capital previously utilized for dividends, as well as savings from the Company’s expense reduction efforts. In conjunction with these growth initiatives, The Company discontinued its dividend payments effective December 7, 2023, in order to redirect capital to these growth initiatives as it seeks to deliver superior returns to stockholders in the years ahead. It is expected that much of the funds previously earmarked for dividends will be utilized to grow the business through marketing and technology initiatives that are expected to increase customer acquisition and the lifetime value of the Company's customers.

In September 2023, the Company entered the $30 billion sports nutrition market, launching its OPTAVIA ACTIVE line of products. The initial product line consists of essential amino acids and whey protein powders, to aid in supporting healthy muscle in conjunction with both exercise and everyday activities. In the second half of 2023, the Company conducted pilot programs with several telehealth companies, focused on providing personalized care to support holistic health rather than weight loss alone. In December of 2023, the Company entered into a collaboration agreement with LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual primary medical care. In January of 2024, the Company expanded into the medically supported weight loss market by operationalizing its collaboration with LifeMD, with the goal of creating a comprehensive and seamless solution for customers who desire to use weight loss medications and OPTAVIA’s lifestyle enhancement program by mid-year 2024. This collaboration brings together OPTAVIA’s personalized habit-based, coach-guided approach with medical expertise from board-certified affiliated LifeMD clinicians and access to weight loss medications, including GLP-1s. In addition, the Company plans to undertake a significant program to market and build its brand at the corporate level via a comprehensive Company-led marketing campaign, by utilizing digital advertising and other methods, to aid in bringing in new customers.

GLP-1 medications that meet the FDA weight loss mandate are prescribed along with the recommendation to make lifestyle modifications, such as through a structured program like those offered by OPTAVIA, that encourages a reduced-calorie diet and increased physical activity. While medically supported weight loss can be effective, long-term success is much more likely when combined with nutrition and lifestyle changes. Additionally, loss of lean muscle mass and maintaining proper nutrition while on a reduced-calorie diet are two main areas of concern for patients on medically supported weight loss, with evidence suggesting that the loss of lean muscle mass can range from 20% to 50% of total weight loss. To help address this need, Medifast released a nutrition support kit, designed specifically for those utilizing medically supported weight loss and, as part of a reduced-calorie diet, provide adequate consumption of proteins and amino acids to help aid in the retention of lean muscle mass.

2024 will likely be one of the most pivotal years in Medifast’s history, as we adjust to the paradigm change in the weight loss industry and aggressively execute on bold initiatives to grow our business. We believe that by significantly broadening our customer acquisition activities, through launching our new marketing campaign, upgrading customers' digital experience, and leaning into the medically supported weight loss market through our collaboration with LifeMD, and launching new products, we will be positioned for future success. The moves we are making don’t come without risks, but we believe a greater risk is not taking action in a rapidly evolving marketplace. These changes mean that 2024 will be an investment year, one in which we lay the foundation for future growth. As such, we don’t expect to see a significant impact, on our operations or revenue, from these actions until late in the year and into 2025 and beyond. And while we enter 2024 facing similar challenges to 2023, we do expect to exit 2024 well-equipped to seize the opportunities available for growth in the years ahead, supported by a strong balance sheet with no debt and a solid plan for capitalizing on the opportunities we are addressing.
Our 2023 Say-on-Pay Vote

Each year, we consider the results of our advisory vote on executive compensation ("Say-on-Pay") from the prior year. At our 2023 Annual meeting of Stockholders, approximately 94% of the votes cast were in factor of the Company's 2022 executive compensation decisions. We interpreted this as an endorsement by our stockholders of our compensation program's design and direction.

Compensation Philosophy

In today’s rapidly changing marketplace, it is important to locate and secure talented executive leaders who will be able to steer our Company to long-term success, help the Company build a culture that can power our strategic and growth vision, and provide positive returns for our stockholders. Our executive compensation program is designed to attract, retain, and motivate these highly qualified executives, to align their interests with the interests of our stockholders and to cultivate a One Team mindset. Accountability is one of the Company’s core values, therefore we link our executive compensation to Company performance. The largest portion of our executives’ compensation is variable and at-risk. Short-term and long-term incentives are tied to Company performance against operational and financial measures. To ensure an alignment between executives’ interests and those of our stockholders, we use an independent compensation consultant to provide analysis of our compensation program, plan design, and market competitiveness.

In 2023, we extensively reflected on how our compensations programs could support our transformation journey and reinforce a high degree of focus and accountability as we deliver against our transformation goals. Our goals in 2023 were focused on understanding our place in this new business environment, identifying new client acquisition channels and supporting increased coach productivity and organizational efficiency as we developed our new business model. Retention of our top leaders was also important during this period. A stable management team benefits our strategic long-term goals and ensures that we are managed by executives who have a deep knowledge and understanding of our Company and have the ability to make well-informed decisions. We retain our executives by providing them competitive pay packages and tying a portion of their compensation to their long-term service with the Company.
We examined and reaffirmed the following elements of our compensation philosophy for 2023:
•We take a consistent, job-level approach to compensation decisions with a simple compensation structure, designed to link pay to performance.
•The only fixed element of compensation for our executives is base salary, with the remainder of compensation based on the Company's financial performance and progress against key business building initiatives.
•We target total compensation within a competitive range of the market median (50th percentile) of selected peers and relevant industry comparisons, with the flexibility to target compensation over market median for critical talent.
•We emphasize “at-risk” performance-based compensation where the majority of executive pay is delivered via annual bonus and performance-based equity compensation.
•The annual incentive bonus rewards earned by our executives are based on the achievement of short-term performance goals and are only paid if threshold performance levels are achieved.

•We grant annual equity awards that are comprised of 60% performance-vested awards and 40% time-vested awards. However, for 2023, we changed the mix of annual equity awards for our NEO's (other than the CEO) to 50% performance-vested awards and 50% time-vested awards to recognize the continued volatile business conditions the Company is navigating.
•We grant time-vested awards (in the form of restricted shares) to reinforce stock ownership, align executives’ interests with those of our stockholders, and improve the holding power of compensation with regards to key talent.
•We grant performance-based deferred share awards to align executive pay with Company performance and incentivize executives to achieve pre-set performance goals, which drive stockholder value.
•We use multiple performance measures that are operationally oriented, offering a balanced approach to focus on our long-term, consistent and sustainable growth strategy.
•We share success in meaningful ways at every level of the organization.

Pay for Performance

In accordance with our compensation philosophy and as further described below in the CD&A, the majority of compensation for our NEOs is provided in the form of variable, at risk pay. As shown below, 85% of our CEO's total target compensation is variable based on Company and stock performance (67% for our other NEOs’), and 68% of our CEO’s long-term incentive awards (44% for our other NEOs’) vest solely upon the achievement of long-term performance metrics.

Target Pay Mix - CEO
Variable Pay - At Risk 85%
LTI 68%
Target Bonus 17%
Salary 15%

Target Pay Mix - Other NEOs
Variable Pay - At Risk 67%
Target Bonus 23%
LTI 44%
Salary 33%

.

Company Performance and CEO Pay

We strive to ensure that there is long-term alignment between CEO pay and Company performance. As we have refined our executive compensation program over the past several years, we continue to monitor CEO pay as it relates to our performance to ensure this alignment.

We entered 2023 with an understanding that our transformation would require a significant pivot in our business model and organizational and financial structure. While we increased our CEO's long-term incentive target opportunity based on compensation analysis for our peer group, the actual realized compensation for our CEO and executive officers has been significantly impacted by the decline in our stock price, as reflected in the following chart. This chart is supplemental to the “Pay versus Performance” disclosure included on page 38 of this Proxy, which is required under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

Compensation Best Practices
Things We Do	Things We Don't Do
Pay-for-performance	Dividends on unearned shares
Double-trigger equity awards	Excise tax gross-up payments
Competitive severance benefits	Guarantee bonuses
Annual Say-on-Pay vote	Supplemental retirement benefits
Stock ownership guidelines	Excessive perquisites
Clawback policy	Repricing of stock options
Anti-hedging & anti-pledging policy

How We Make Compensation Decisions

Role of Compensation Committee

The Compensation Committee is responsible for developing and approving the executive compensation program for all executive officers, including the NEOs, and for reviewing, approving and, where appropriate, recommending to the full Board for approval, our incentive compensation and equity-based plans. The Compensation Committee is also responsible for the creation and periodic review of our overall executive compensation philosophy, the analysis and assessment of any material risk to the Company related to our compensation program, and the determination of the components and levels of executive compensation for the CEO and other executive officers. The Committee applies a set of principles to ensure our executive compensation programs support our business strategy and vision, are simple and easy to understand, reinforce a One Team mindset, provide market competitive opportunities, align with stockholder interests and set balanced and achievable incentive targets.

Role of Management

The Compensation Committee works closely with members of our management team in designing our executive compensation program, including Mr. Chard, our CEO, Mr. Maloney, our CFO, and Mrs. Greninger, our Chief Human Resources Officer. Our CEO evaluates the performance of our executives (other than his own performance) and makes recommendations as to the compensation levels of each executive (other than himself) and the goals for our short-term and long-term incentives. The advice of our CEO is important in order for the Compensation Committee to design compensation programs that align to corporate goals and strategic direction. All compensation decisions are made by the Compensation Committee in its sole discretion.

Role of Compensation Consultants and Survey Data

The Compensation Committee works with Meridian Compensation Partners, LLC (“Meridian”), an independent executive compensation consultant, as its independent compensation consultant to closely monitor developments and trends in executive compensation and to provide recommendations for appropriate adjustments to the Company’s executive compensation program, policies, and practices, in line with the Company’s business and talent strategies and investor expectations. The Compensation Committee evaluated the independence of Meridian and concluded that no conflict of interest existed that would prevent Meridian from independently advising the Compensation Committee. Meridian does not provide services to Medifast other than as the independent consultant to the Compensation Committee.

Use of Peer Group

The Compensation Committee assesses each executive’s total target compensation (which includes base pay, annual incentive target bonus and stock-based long-term incentives) against our compensation peer group. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining executive leadership with a competitively attractive compensation package. The Compensation Committee sets total target compensation for each NEO near the median of our compensation peer group, with the mix of pay (base pay, annual cash incentives and stock-based long-term incentives) designed to reflect a strong bias towards pay for performance by placing a majority of total target compensation at risk. The Compensation Committee may set total target compensation above or below median based on various factors including Company performance, internal equity considerations and individual performance.

Each year, the Compensation Committee reviews and approves our compensation peer group to ensure that the peer companies meet the following criteria: (1) industry (healthy living and wellness companies and general weight-loss industry companies); (2) revenue (approximately l/2x to 2x our annual revenue); or (3) business model (with an emphasis on direct selling consumer product companies). As part of Meridian’s engagement, the compensation consultant reviewed the compensation peer group for continued appropriateness, which was used to evaluate and set the 2023 compensation of our NEOs. As a result of the annual review, the Compensation Committee approved a sixteen company peer group in 2022 for 2023 compensation, with slight modifications from the prior year's peer group. Our peer group companies, their respective industries, and revenue and market caps as of December 31, 2023 are illustrated below.

2023 Peer Group
Company (n = 16)	Industry	Revenue (LTM) ($M)	Market Cap ($M)
McCormick & Company, Incorporated	Packaged Foods and Meats	6,662	18,352
Herbalife Nutrition Ltd.	Personal Products	5,062	1,512
Nu Skin Enterprises, Inc.	Personal Products	1,969	960
1-800-FLOWERS.COM, Inc.	Internet and Direct Marketing Retail	1,907	700
Edgewell Personal Care Company	Personal Products	2,271	1,840
B&G Foods, Inc.	Packaged Foods and Meats	2,062	826
The Hain Celestial Group, Inc.	Packaged Foods and Meats	1,782	982
BellRing Brands, Inc.	Personal Products	1,735	7,271
Tupperware Brands Corporation	Housewares and Specialties	1,304	93
The Simply Good Foods Company	Packaged Foods and Meats	1,250	3,952
WW International, Inc.	Specialized Consumer Services	890	692
USANA Health Sciences, Inc.	Personal Products	921	1,025
Inter Parfums, Inc.	Personal Products	1,318	4,606
Duluth Holdings Inc.	Internet and Direct Marketing Retail	643	185
Etsy, Inc.	Broadline Retail	2,748	9,705
Spectrum Brands Holdings, Inc.	Household Products	2,898	2,817

75th Percentile		2,391	4,113
Median		1,845	1,269
25th Percentile		1,291	794
Medifast, Inc.	Personal Products	1,072	724
Percent Rank		16%	21%

Elements of Executive Compensation
Our executive compensation program has three main elements: base salary, annual incentive bonus, and long-term equity awards.

Base Salary

Base salary is a level of annual cash compensation that recognizes an individual’s role, skill, performance, contribution and leadership, and is the only element of fixed compensation that we provide to our NEOs.

The Compensation Committee evaluates each NEO's base salary on an annual basis, taking into account (i) the NEO's role and responsibilities; (ii) the NEO's level of performance, achievements, and contributions to the Company; (iii) current market data from our compensation peer group; and (iv) the NEO's total target compensation. For 2023, the Compensation Committee determined the NEOs’ base salaries would remain unchanged from 2022 (see table below) with the belief that maintaining base salaries at 2022 levels was in the best interest of the Company and Stockholders, as an acknowledgement of the difficult economic condition of the Company and consistent with austerity measures implemented by the Company.

Executive Name	Role	Salary 12/31/2022 ($)	2023 Increase (%)	Salary 12/31/2023 ($)
Daniel R. Chard	Chairman & Chief Executive Officer	1,000,000	0.0	1,000,000
James P. Maloney	Chief Financial Officer	527,085	0.0	527,085
Nicholas M. Johnson	Chief Field Operations Officer	440,352	0.0	440,352
Anthony E. Tyree	Chief Business Operations Officer	415,873	0.0	415,873
Jason L. Groves	Chief Legal Officer & Corporate Secretary	427,781	0.0	427,781

Annual Incentive Bonus

Our annual incentive bonus plan is designed to reward our NEOs for the achievement of critical short-term financial goals and other corporate objectives that support the long-term sustainability of the Company. The Compensation Committee determined each NEO’s target bonus opportunities, taking into account benchmark data from our compensation peer group, the NEO’s contribution to current and long-term corporate goals and input from the CEO (the CEO did not provide input on his own target bonus opportunity). For 2023, each NEO's target bonus opportunity did not change from 2022 levels. The table below shows each NEO’s 2023 target bonus opportunity, expressed as a percentage of base salary.

Executive Name	Role	Target Opportunity (% of Base Salary)
Daniel R. Chard	Chairman & Chief Executive Officer	115
James P. Maloney	Chief Financial Officer	70
Nicholas M. Johnson	Chief Field Operations Officer	70
Anthony E. Tyree	Chief Business Operations Officer	70
Jason L. Groves	Chief Legal Officer & Corporate Secretary	70

During this time of transformation, managing the growth and profitability of the Company while maintaining stable operations that deliver strong customer satisfaction were deemed critical for Company success. The financial targets for the annual incentive bonus were set based on the annual budget approved by the Board during the first quarter of 2023. For 2023, the Compensation Committee selected the following three financial measures: (i) Revenue, (ii) Operating Income and (iii) Client Net Promoter Score ("NPS"). The Company elected to add the NPS metric, which measures the likelihood a customer will recommend the Company's products and services to others as the Company believes it provides a barometer for customer satisfaction and loyalty, and is sensitive to business disruption and is a predictor of business growth. The Compensation Committee selected Revenue and Operating Income to focus the NEOs on achieving profitable growth, which it believes drives sustainable performance.

In light of the difficult economic challenges facing the Company at the start of 2023, the Committee approved target performance goals reflective of anticipated declines in revenue and operating income due to the Company's long-term transformation plan. The Committee believed the targets set were ambitious while still achievable in light of the financial investment required to reinvent our business model and the challenging business conditions the Company would need to overcome in 2023. To ensure that 2023 payout levels were aligned with performance expectations, the threshold payout level was reduced from 50% to 25% and the maximum payout level was reduced from 200% to 150%. The performance range was also flattened, putting the threshold and maximum level of performance farther out from the target. The table below shows the 2023 threshold, target and maximum performance goals for each financial measure (expressed in millions).

Performance Measures	Threshold 25%	Target 100%	Maximum 150%	Weight (%)
Revenue ($)	879.2	1,120.0	1,598.6	35%
Adjusted Operating Income ($)	37.4	82.0	184.8	55%
Client Net Promoter Score of 40 or Higher (# of Months)	4 Months	5 to 8 Months	9 Months or Greater	10%

At threshold performance, each NEO would earn a quarter of his or her target bonus opportunity and at maximum performance each NEO would earn one and a half times his or her target bonus opportunity. If threshold performance was not achieved for a performance measure, then no cash incentive would be paid to the NEOs with respect to that measure.

In 2023, the Company was focused on researching, developing and launching a new business model capable of competing in our new business environment. Activities completed included generating $47M in cost savings through our Fuel for the Future program, increasing our cash balance for future investment, from $88M to $150M, funding qualitative and quantitative research to inform our transformation strategy and conducting a series of pilots to test potential partners and approaches for entering the medically-supported weight loss market. We also purchased $10 million worth of LifeMD common stock, and committed to invest up to an additional $10 million in our collaboration with LifeMD.

As part of this business transformation, we incurred consulting and restructuring costs that were one-time in nature and not contemplated when the 2023 success share targets were developed. These costs were excluded from operating income to arrive at the adjusted operating income figure shown above.

For 2023, the Company achieved the following results: (i) revenue of $1.072 billion, (ii) adjusted operating income on a non-GAAP basis of $139.2 million, and (iii) over nine months of Client Net Promoter score at 40 or greater. These results yielded an annual incentive payout equal to 115% of each NEO's target bonus opportunity. The adjustments made to operating income excluded one-time costs related to the Company's closure of operations in Asia Pacific, Supply Chain Distribution and Contact Center rationalization, investment in our collaboration with leading telemedicine provider, LifeMD, and related consulting and lastly, organizational design and consulting services in support of the rationalization initiatives mentioned above. Without the adjustment, the incentive payout would have been 112%. For 2023, the Compensation Committee felt it was important to take a consistent approach in our bonus calculation methodology as in years prior, and these type of one-time charges are typically excluded.

Long-Term Equity Awards

Our long-term incentive compensation is intended to incentivize our NEOs to achieve key financial goals and to enhance stockholder value. Each year, the Compensation Committee sets each NEO's long-term target value based on benchmark data from our compensation peer group and its assessment of the NEO's contribution to current and long-term corporate goals. The equity mix for our Chief Executive Officer is 60% performance-based equity awards and 40% time-based equity awards. Given the challenging business conditions and the need to retain a stable executive leadership into 2023, the Committee approved a change to the equity mix for our Executive Officers (excluding the CEO) to 50% performance-based equity and 50% time-based equity. We believe this continued emphasis on performance-based awards drives alignment with stockholder value and accountability for achieving our goals while also acknowledging the unprecedented transformation journey ahead.

The table below shows each NEO's total long-term target value and the number of time-based shares and performance-based shares awarded in 2023. The total long-term target value was allocated between time-based restricted shares and performance-based deferred shares and the number of shares awarded has the grant date fair value equal to that allocation.

Name	Long-Term Target Value ($)	Time-Based Restricted Shares (#)	Performance-Based Deferred Shares (#)
Daniel R. Chard	4,600,000	16,807	25,211
James P. Maloney	1,001,462	4,574	4,574
Nicholas M. Johnson	858,686	3,922	3,922
Anthony E. Tyree	810,952	3,704	3,704
Jason L. Groves	812,784	3,712	3,712

Performance-Based Deferred Shares

•On March 17, 2023, each NEO was granted a target number of 2023 performance-based deferred shares. Given the volatile business environment the Company was facing, the Committee shifted the design of the performance share plan to reflect the new growth strategy. The intention is to incentivize growth over the three-year performance period while enabling reasonable target setting during a volatile period.
•At the beginning of the three-year period, the Compensation Committee set a performance goal for year one aligned with the performance goals under the 2023 annual incentive bonus plan and predefined percentage growth targets for years two and three. The plan provides for potential payouts at various levels of performance. These performance goals are based on the following two measures: (i) revenue (weighted 40%) and (ii) operating income (weighted 60%). The total number of performance-based deferred shares earned is based on the average performance across the three-year period and is paid in a like number of shares of common stock following the end of the three-year period. Other than upon retirement (see "Retirement Benefits"), an NEO must be continuously employed through the end of the three-year performance period to receive a distribution of vested performance-based deferred shares.

•In year one, the NEO's may achieve between 25% and 150% of their target number of performance-based deferred shares based upon achieved performance against the performance goals for 2023 and in alignment with the 2023 annual incentive plan. For the 2024 and 2025 performance years, the threshold level remains at 25%, but the maximum returns to 200%, aligned with an expected return to growth in those years. However, if threshold performance is not achieved for a performance measure, then no 2023 performance-based deferred shares would vest with respect to that measure for the applicable performance period. The achievement for each year is then averaged to derive a final payout level for the three-year performance period.
•The performance share plan has a Relative TSR modifier, pursuant to which the number of performance-based deferred shares otherwise earned based on achievement against the financial metric is increased by 25%, if the Company's three-year TSR performance achieves a 75th percentile rank or greater, relative to a set of peers. The peer group is a composite of the S&P 1,000 Consumer Staples Index plus the Company's Compensation Peer Group, detailed above. The Company believes the financial metrics of revenue, operating income and relative TSR are well aligned with stockholder value creation.

Time-Based Restricted Shares

•On March 17, 2023, each NEO was granted 2023 time-based restricted stock grants, which vest ratably over a three-year period. On each vesting date, the restriction with respect to a portion of the shares will lapse. Other than upon retirement (see "Retirement Benefits"), an NEO must be continuously employed through each vesting date for the restrictions to lapse.

2021-2023 Performance-Based Deferred Shares

In 2021, the Compensation Committee awarded performance-based deferred shares to certain NEOs with a three-year performance period, which concluded on December 31, 2023. Each NEO was granted a target number of 2021 performance-based awards and was eligible to earn between 50% and 200% of the target number depending upon achieved performance against performance goals (with no awards vesting if threshold performance was not achieved). The performance goals for the 2021 performance-based awards were: (i) revenue; and (ii) operating income. The number of earned and vested performance awards is paid in a like number of shares of our common stock. Other than upon retirement (see "Retirement Benefits"), an NEO generally must be continuously employed through the end of the performance period to receive a distribution of shares. The final results with respect to the 2021-2023 period are set forth below (in thousands, except for percentages).

2021 LTI Grant – 3-Year LTI Cumulative Targets				Actual Performance	Achievement	Weight	PSU Actual Achievement
($ in thousands)	Threshold	Target	Maximum
3-Year Cumulative Revenue	$3,279,150	$3,733,892	$3,896,020	$4,196,718	200%	40%	80%
3-Year Cumulative Operating Income	$444,209	$524,478	$566,733	$571,409	200%	60%	120%

The performance-based deferred shares granted in 2021 vested and were earned at the maximum level (200% of the target level) due to the achievement above the maximum performance target for each of the revenue and operating income goals over the performance period.

Retirement Benefits

Each NEO may participate in the Company's 401(k) retirement plan on the same terms and conditions, including Company matching provisions, as other employees. The Company also provides all equity eligible team members who retire, including the NEOs, with prorated vesting on their current equity holdings should they meet the following criteria: (i) employee has attained age 55; (ii) sum of age and years of service is equal to 70; (iii) job performance is satisfactory; and (iv) intent to retire is given within one year of retirement. The Company provides no other retirement benefits to our NEOs.

Severance Benefits

We maintain, the Medifast Executive Severance Plan (the “Severance Plan”) pursuant to which severance benefits are provided to our CEO, the other NEOs and certain executives at the Executive Vice-President level or above who report directly to the CEO upon certain terminations of employment, including a termination by the Company without “cause” or by the executive for “good reason.” The Severance Plan was designed with an eye towards severance plans and policies in the market, so that the severance benefits provided under the Severance Plan are market competitive. In our industry, companies typically provide severance benefits to their executives upon certain qualifying terminations of employment. Severance benefits provide economic security for our executives during times of uncertainty, which allows them to focus their attention on leading and managing the Company. In addition, we believe that the Severance Plan is an important factor in the retention of our executives while remaining within market norms. Please refer to the Potential Payments upon Termination or Change in Control narrative within the Executive and Director Compensation Tables section herein for additional information on the Severance Plan.

Other Compensation

In 2023, we provided to our NEOs group health, life, and disability insurance coverage, each on the same terms as are provided to all of the Company’s employees. We also introduced an executive preventive health screening which our executive officers will be eligible to access once per year. This new benefit is aligned with our goal of reinforcing a stable and engaged executive team. As a Health and Wellness company, we believe it is critical for our top leadership team to be informed of their health indicators and enabled to proactively manage their health outcomes. This program consolidates the appointments into one day to allow each executive to efficiently schedule all screenings, allowing business leaders to focus on key transformation initiatives.

Stock Ownership Guidelines

Our Compensation Committee maintains executive and non-employee director stock ownership guidelines that reflect market best practices. We believe that these stock ownership guidelines help to align the interests of our executive officers and non-employee directors with the interests of our stockholders by requiring our executive officers and non-employee directors to accumulate and maintain a significant ownership stake in our Company. Each executive officer and non-employee director must meet the following stock ownership requirements:

Position	Target Value of Stock Held
Chief Executive Officer	5x annual salary
Direct reports to CEO	3x annual salary
Other Section 16 Officers	1x annual salary
Non-Employee Directors	5x amount of annual cash retainer

Stock held directly by the executive officer or director will be considered in determining compliance with the guidelines, as will restricted shares, shares received upon the exercise of stock options, shares underlying performance-based deferred shares (if the performance criteria have been satisfied), and shares held by an affiliate for the benefit of the individual. Unvested stock options will not be considered, but vested stock options will be treated as the equivalent to one-half of a share.

Until the executive officer or non-employee director satisfies the ownership guidelines, he or she will be required to hold at least 50% of the shares acquired under an equity or equity-based award (net of exercise price for options and taxes). In 2023, in an effort to simplify our Stock Ownership Guidelines, the Compensation Committee eliminated the prior retention requirement to hold 100% of vested stock if the target value is not achieved within a five-year period. In addition, the determination date and stock price by which the holding requirement period is evaluated on an annual basis was changed from January 1st to November 1st. All NEOs are in compliance with or making reasonable progress towards meeting these guidelines.

Clawback Policy

We maintain a clawback policy that applies to all of our current and former executive officers, and any other senior executives or employees who are deemed subject to the policy by the Board. The Compensation Committee reviewed and modified our long-standing clawback policy in 2023 to comply with the NYSE's listing standards and the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The clawback policy provides that, in the event that we are required to prepare an accounting restatement of our financial statements due to our non-compliance with any financial reporting requirement, the Board will, subject to limited exceptions, require reimbursement or forfeiture of all or a portion of all incentive compensation received by a covered executive during the three-year period prior to the restatement. For senior executives or employees who are not or were not Section 16 officers of the Company, the policy will apply if the Board determines that the employee engaged in negligence, misconduct, wrongdoing or a violation of any of the Company’s rules or of any applicable legal or regulatory requirements in the course of such employee’s employment with the Company or a breach of fiduciary duty to the Company by the employee. In addition, if the Board determines that an executive officer has breached his or her fiduciary duties of care and loyalty, the Board may seek to recoup incentive compensation from such executive officer.

Anti-Hedging Policy

Our insider trading policy contains a strict anti-hedging policy, which prohibits employees (including executives) and directors from engaging in hedging, monetization transactions or similar arrangements involving our stock, including short sales, margin transactions, and buying put or call options. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to Company securities (including compensation awards), including prepaid variable forward contracts, equity swaps, collars, puts, calls, and other derivative instruments and exchange funds.

Anti-Pledging Policy
We maintain an anti-pledging policy, which prohibits our executives and non-employee directors from pledging our stock as collateral for a loan or holding our securities in a margin account.
Compensation Committee Interlocks and Insider Participation

Scott Schlackman, Michael A. Hoer and Andrea B. Thomas served as members of our Compensation Committee in Fiscal Year 2023. No member of our Compensation Committee was an officer or employee of Medifast while serving on the Compensation Committee during Fiscal Year 2023 or has ever been an officer of Medifast or its subsidiaries. No executive officer of Medifast has served as a director or a member of the Compensation Committee of another entity that has one or more executive officers who are also members of our Board or Compensation Committee.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Based on the review and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Compensation Committee,
Scott Schlackman, Chairman
Michael A. Hoer
Andrea B. Thomas

ANALYSIS OF RISK INHERENT IN OUR COMPENSATION POLICIES AND PRACTICES
The Compensation Committee has conducted a risk assessment of all of our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. Based upon that review and a review by management of the Company’s internal controls, the Compensation Committee has concluded that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee based its conclusion on a variety of factors, including the following specific aspects of the Company’s compensation practices:
•Our annual incentive compensation program is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals;
•We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company and stockholder value;
•At the senior management and executive levels, our compensation programs are weighted towards offering incentives that reward sustainable performance by requiring continued service to receive payment; and
•All of our compensation awards are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, as well as the compensation offered within our peer group and by comparable companies.

EXECUTIVE AND DIRECTOR COMPENSATION TABLES
Summary Compensation Table (2023, 2022, and 2021)

The following table sets forth the annual and long-term compensation for the last three fiscal years of the Company’s Chief Executive Officer, the Chief Financial Officer, The Chief Field Operations Officer, the Chief Business Operations Officer, and the Chief Legal Officer & Corporate Secretary. These individuals are our “Named Executive Officers” for fiscal year 2023. Mr. Groves was not an NEO prior to 2022, therefore his compensation for the prior years is not included in the table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)(3)	Total ($)
Daniel R. Chard Chairman & Chief Executive Officer	2023	1,000,000	—	4,604,755	1,322,500	111,807	7,039,062
	2022	980,624	—	4,002,009	943,000	14,603	5,940,235
	2021	914,291	17,847	3,484,918	2,134,469	13,968	6,565,494
James P. Maloney Chief Financial Officer	2023	527,085	—	992,101	424,303	66,334	2,009,824
	2022	506,761	—	602,572	302,547	14,603	1,426,483
	2021	433,831	8,663	492,120	630,700	55,929	1,621,243
Nicholas M. Johnson Chief Field Operations Officer	2023	440,352	—	850,682	354,483	57,928	1,703,445
	2022	429,728	—	503,609	252,762	13,910	1,200,009
	2021	389,775	7,698	437,581	560,448	23,244	1,418,746
Anthony E. Tyree Chief Business Operations Officer	2023	415,873	—	803,398	334,778	54,141	1,608,190
	2022	404,048	—	475,587	238,711	13,103	1,131,449
	2021	368,486	7,141	405,872	519,841	15,135	1,316,475
Jason L. Groves Chief Legal Officer & Corporate Secretary	2023	427,781	—	805,133	344,364	54,866	1,632,143
	2022	411,286	—	489,128	245,546	12,683	1,158,643
		—	—	—	—	—	—
____________________
(1)Amounts shown represent the aggregate grant date fair value of the stock awards in the year indicated, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 8 of the Notes to Consolidated Financial Statements included in the 2023 Annual Report. The values do not correspond to the actual value that will be recognized by the NEOs at the time such awards vest. With respect to the performance-based awards granted in 2023, the value included in this column reflects the target level of performance. The grant date fair value of the 2023 performance-based awards at the maximum level of performance is equal to the following: for Mr. Chard, $5,275,937; Mr. Maloney, $957,206; Mr. Johnson, $820,761; Mr. Tyree, $775,141 and Mr. Groves, $776,815.
(2)Amounts reported in this column represent the Company’s matching contributions under the 401(K) plan and Company contributions to group term life insurance and health savings accounts.

Mr. Chard's all other compensation total for 2023 primarily includes group term life insurance contributions, $13,200 in matched 401(k) plan contributions made by the Company, $1,500 in health savings account contributions, and a one-time vacation payout to transition to an unlimited vacation policy in the amount of $96,154.
Mr. Maloney's all other compensation total for 2023 primarily includes $13,200 in matched 401(k) plan contributions made by the Company, $1,500 in health savings account contributions, and a one-time vacation payout to transition to an unlimited vacation policy in the amount of $50,681.
Mr. Johnson’s all other compensation total for 2023 primarily includes $13,200 in matched 401(k) plan contributions made by the Company, $1,500 in health savings account contributions, and a one-time vacation payout to transition to an unlimited vacation policy in the amount of $42,342.
Mr. Tyree’s all other compensation total for 2023 primarily includes $13,200 in matched 401(k) plan contributions made by the Company and a one-time vacation payout to transition to an unlimited vacation policy in the amount of $39,988.
Mr. Groves' all other compensation total for 2023 primarily includes $13,200 in matched 401(k) plan contributions made by the Company and a one-time vacation payout to transition to an unlimited vacation policy in the amount of $41,133.

(3) As reported in prior years, All Other Compensation and the resulting Total Compensation for 2021 included dividends accrued on unvested shares. These amounts exclude dividends accrued on unvested shares in 2022 and 2023, and the historical 2021 information was updated to conform to this presentation. Dividends accrued on unvested shares are included in the Pay versus Performance table below.
2023 Grants of Plan-Based Awards Table
The following table outlines the cash incentive awards and equity-based awards granted to the NEOs during fiscal 2023. All equity-based awards were granted under the Amended and Restated 2012 Share Incentive Plan (the "2012 Plan"), which was approved by stockholders.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel R. Chard		287,500	1,150,000	1,725,000
	3/17/2023				6,303	25,211	46,219		2,877,836
	3/17/2023							16,807	1,726,919
James P. Maloney		92,240	368,960	553,439
	3/17/2023				1,144	4,574	8,386		522,122
	3/17/2023							4,574	469,979
Nicholas M. Johnson		77,062	308,246	462,370
	3/17/2023				981	3,922	7,190		447,696
	3/17/2023							3,922	402,986
Anthony E. Tyree		72,778	291,111	436,667
	3/17/2023				926	3,704	6,791		422,812
	3/17/2023							3,704	380,586
Jason L. Groves		74,862	299,447	449,170
	3/17/2023				928	3,712	6,805		423,725
	3/17/2023							3,712	381,408

____________________
(1)The amounts included in these columns represent the threshold, target, and maximum cash value payable to each NEO under the 2023 annual incentive bonus. Each amount represents the individual's current salary multiplied by their bonus opportunity. A more detailed description of the terms of the 2023 annual incentive bonus is included above under the heading "Annual Incentive Bonus." The actual payout amounts with respect to the 2023 annual incentive bonus are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.
(2)The stock awards vest in three equal annual installments on each of the first three anniversaries of the date of grant.
(3)The amounts included in this column are the dollar amounts representing the grant date fair value of each restricted share or performance-based deferred share (at the target level), as applicable, calculated in accordance with FASB ASC Topic 718, and do not represent the actual value that may be recognized by the NEOs upon vesting of restricted shares or deferred shares. For performance-based deferred shares, the amounts disclosed in this column are based on the probable outcome of the performance conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718.

Outstanding Equity Awards at 2023 Fiscal Year-End Table

					Restricted Stock Units			Performance-Based Deferred Shares
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Unvested Units (#)		Market Value of Unvested Units ($)(1)	Unearned Units that Have Not Vested (#)(2)		Market Value of Unearned Units that Have Not Vested ($)(1)(2)
Daniel R. Chard					1,832	(3)	123,147	12,764	(18)	857,996
					5,673	(4)	381,339	25,211	(19)	1,694,683
					16,807	(5)	1,129,767	—		—
James P. Maloney					259	(6)	17,410	1,922	(18)	129,197
					854	(7)	57,406	4,574	(19)	307,464
					4,574	(8)	307,464	—		—
Nicholas M. Johnson	22,640	—	66.68		230	(9)	15,461	1,606	(18)	107,955
					714	(10)	47,995	3,922	(19)	263,637
					3922	(11)	263,637	—		—
Anthony E. Tyree					214	(12)	14,385	1,517	(18)	101,973
					674	(13)	45,306	3,704	(19)	248,983
					3,704	(14)	248,983	—		—
Jason L. Groves					163	(15)	10,957	1,560	(18)	104,863
					694	(16)	46,651	3,712	(19)	249,521
					3,712	(17)	249,521	—		—
____________________
(1)The market value of shares of stock that have not vested is based on the closing price of our common stock on December 29, 2023, or $67.22 per share.
(2)The number of shares and the market value of the performance-based deferred share awards is based on the target performance level.
(3)The restricted shares will vest on March 17, 2024.
(4)The restricted shares will vest 2,836 and 2,837 shares on March 16, 2024 and 2025, respectively.
(5)The restricted shares will vest 5,602, 5,602 and 5,603 shares on March 17, 2024, 2025 and 2026, respectively.
(6)The restricted shares will vest on March 17, 2024.
(7)The restricted shares will vest 427 shares on March 16, 2024 and 2025, respectively.
(8)The restricted shares will vest 1,524, 1,525 and 1,525 shares on March 17, 2024, 2025 and 2026, respectively.
(9)The restricted shares will vest on March 17, 2024.
(10) The restricted shares will vest 357 shares on March 16, 2024 and 2025, respectively.
(11) The restricted shares will vest 1,307, 1,307 and 1,308 shares on March 17, 2024, 2025 and 2026, respectively.
(12) The restricted shares will vest on March 17, 2024.
(13) The restricted shares will vest 337 shares on March 16, 2024 and 2025, respectively.
(14) The restricted shares will vest 1,234, 1,235 and 1,235 shares on March 17, 2024, 2025 and 2026, respectively.
(15) The restricted shares will vest on March 17, 2024.
(16) The restricted shares will vest 347 shares on March 16, 2024 and 2025, respectively.
(17) The restricted shares will vest 1,237, 1,237 and 1,238 shares on March 17, 2024, 2025 and 2026, respectively.
(18) The performance-based shares will vest on December 31, 2024.
(19) The performance-based shares will vest on December 31, 2025.

2023 Option Exercises and Stock Vested Table
The following table sets forth information regarding stock vesting for the NEOs during 2023, and the resulting value realized.

		Stock Awards
Name	Grant Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Daniel R. Chard	03/17/2021 Performance-Based Deferred Shares	16,486	1,108,189
	02/19/2020 Restricted Stock Units	3,787	436,679
	03/17/2021 Restricted Stock Units	1,832	188,238
	03/16/2022 Restricted Stock Units	2,836	296,249

James P. Maloney	07/20/2020 Performance-Based Deferred Shares	3,574	337,743
	03/17/2021 Performance-Based Deferred Shares	2,328	156,488
	07/20/2020 Restricted Stock Units	398	37,611
	03/17/2021 Restricted Stock Units	259	26,612
	03/16/2022 Restricted Stock Units	427	44,604

Nicholas M. Johnson	03/17/2021 Performance-Based Deferred Shares	2,070	139,145
	02/07/2018 Restricted Stock Awards	848	97,495
	6/13/2018 Restricted Stock Awards	70	8,048
	02/19/2020 Restricted Stock Units	407	46,931
	03/17/2021 Restricted Stock Units	230	23,633
	03/16/2022 Restricted Stock Units	357	37,292

Anthony E. Tyree	03/17/2021 Performance-Based Deferred Shares	1,920	129,062
	02/19/2020 Restricted Stock Units	537	61,921
	03/17/2021 Restricted Stock Units	213	21,886
	03/16/2022 Restricted Stock Units	337	35,203

Jason L. Groves	03/17/2021 Performance-Based Deferred Shares	1,460	98,141
	02/19/2020 Restricted Stock Units	315	36,323
	03/17/2021 Restricted Stock Units	162	16,646
	03/16/2022 Restricted Stock Units	346	36,143
____________________
(1)Represents the number of shares vested multiplied by the fair market value of the common stock on the vesting date.
Potential Payments upon Termination or Change in Control
Messrs. Chard, Maloney, Johnson, Tyree, and Groves are eligible to participate in the Severance Plan. Under the Severance Plan, if one of these executives is terminated by the Company without “cause” or terminates employment for “good reason,” and if such termination occurs prior to a “change in control” or more than two years following a “change in control”, subject to the executive's execution of a release of claims, the executive would be entitled to:
i.a lump sum cash payment equal to 1 times (1.5 times for Mr. Chard) the sum of the executive's annual base salary and target annual bonus;
ii.a prorated annual bonus for year of termination, based on the number of full months during the year the executive was employed and based on actual Company performance;
iii.acceleration and vesting of all unvested stock options;
iv.pro-rata vesting of all unvested time-based restricted shares or deferred shares;
v.pro-rata vesting of all unvested performance-based restricted shares or deferred shares, based on the actual achievement of the performance factors.

In the event such termination occurs during the two-year period following a "change in control," subject to the executive's execution of a release of claims, he or she would be entitled to:
i.a lump sum cash payment equal to 1.5 times (2.5 times for Mr. Chard) the sum of the executive's annual base salary and target annual bonus;
ii.a prorated annual bonus for year of termination, based on the number of full months during the year the executive was employed, at the greater of (i) target level performance OR (ii) actual Company performance as determined by the most recent forecast as of the date of termination;
iii.acceleration and vesting of all unvested stock options;
iv.acceleration and vesting of all unvested time-based restricted shares or deferred shares;
v.pro-rata vesting of all unvested performance-based restricted shares or deferred shares, based on the number of full months during the performance period the participant was employed, at the greater of (i) target level performance or (ii) actual performance, as determined by most recent financial projections/forecast used for accrual purposes as of the date of termination.
For purposes of the Severance Plan, the Company will have "Cause" to terminate an executive's employment if the executive engages in any of the following:
•Indictment or conviction for, or plea of guilty or nolo contendere to, a felony or criminal act involving moral turpitude;
•Gross misconduct or willful and continued failure to substantially perform employment duties reasonably requested by the Company, after 30 days' written notice of the conduct or failure and failure of the executive to remedy such conduct or failure;
•Fraud, embezzlement, or misappropriation of any amounts of money or other assets or property of the Company;
•Misconduct or negligence in connection with the business of the Company which has a substantial adverse effect on the Company; or
•Violation of any material policy of the Company, including the Company's Code of Conduct and Business Ethics.
For purposes of the Severance Plan, an executive will be deemed to have "Good Reason" to terminate his or her employment if any of the following occur:
•A material reduction in the executive's base salary or target bonus;
•A material diminution on the executive's authority, duties, or responsibilities;
•A relocation of the executive's principal work location by more than 50 miles; or
•Any other action or inaction by the Company that constitutes a material breach by the Company of any written agreement under which the executive provides services.
Potential Payments Upon Termination or Change in Control Table
The table below details the payments and benefits that would be provided to each of our NEOs if he was terminated by the Company without Cause or terminated employment for Good Reason, or if a Change in Control occurred, in each case on December 31, 2023.

Name	Severance ($)	Annual Cash Bonus(1) ($)	Restricted Shares(2) (unvested) ($)	Performance- Based Shares(2) (unvested) ($)	Stock Options(2) (unvested) ($)
Daniel R. Chard
Termination Without Cause or Good Reason	3,225,000	1,322,500	517,804	1,673,083	—
Termination Without Cause or Good Reason Following a Change in Control	5,375,000	1,322,500	1,634,253	2,245,081	—
James P. Maloney
Termination Without Cause or Good Reason	896,045	424,303	111,451	258,976	—
Termination Without Cause or Good Reason Following a Change in Control	1,344,067	424,303	382,280	345,107	—
Nicholas M. Johnson
Termination Without Cause or Good Reason	748,598	354,483	95,503	227,024	—
Termination Without Cause or Good Reason Following a Change in Control	1,122,898	354,483	327,093	298,995	—
Anthony E. Tyree
Termination Without Cause or Good Reason	706,984	334,778	90,024	212,057	—
Termination Without Cause or Good Reason Following a Change in Control	1,060,476	334,778	308,674	280,039	—
Jason L. Groves
Termination Without Cause or Good Reason	727,228	344,364	88,092	181,315	—
Termination Without Cause or Good Reason Following a Change in Control	1,090,842	344,364	307,128	251,224	—
____________________
(1)The annual cash bonus reflects the target cash bonus that the executive would have been entitled to receive under our 2017 Annual Incentive Bonus program, without pro-ration since the assumed date of termination is also the last day of the fiscal year.
(2)The value of the restricted shares, performance-based shares, and stock options that would be accelerated upon a termination of employment is based on the closing price of our common stock on December 29, 2023, the trading day preceding December 31, 2023, which was a Sunday, or $67.22 per share.
CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Mr. Daniel Chard, our CEO. For Fiscal year 2023, the annual total compensation of our CEO was $7,039,062 (as set forth in the Summary Compensation Table) and the annual total compensation of the median employee of our Company (other than our CEO) was $76,829. As a result, the ratio between our CEO’s annual total compensation and the median of the annual total compensation of our employees (other than our CEO) was 92 to 1.

We identified the median total compensation of our employees by examining the 2023 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2023, the last day of our payroll year. We included all employees, whether employed on a full-time, or part-time basis. For our newly hired permanent full-time or part-time employees that were employed for less than the full year, we annualized their 2023 total compensation.
In determining the median employee, we considered the total cash compensation for each active employee as of December 31, 2023, including regular pay, overtime pay, shift differential pay, regular exception pay (holiday, paid time off or PTO, jury, short-term disability, bereavement, paid parental leave, etc.), production and other incentives such as employee cash referral awards, bonuses paid (signing, retention and discretionary), 2023 performance bonuses paid in 2024, tuition reimbursement, imputed value of Company-provided group term life insurance, relocation expenses, severance and Company contributions to employee 40l(k) plans.

Pay versus Performance

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and New Item 402(v) of Regulation S-K, we are providing the below information to disclose the relationship between the compensation represented in the Summary Compensation Table included in this Proxy ("SCT"), compensation actually paid to our NEOs and the Company’s financial performance since 2020. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.

Year	SCT Total Compensation For CEO ($)	Compensation Actually Paid to CEO ($)(2)	Average SCT Total Compensation for Other NEOs ($)(1)	Average Compensation Actually Paid to Other NEOs ($)(1)(2)	Cumulative TSR ($)(3)	S&P 600 Consumer Staples Cumulative TSR ($)(3)	Net Income ($M)	Company-Selected Performance Measure (Revenue) ($M)
2023	7,039,062	2,928,661	1,738,401	1,103,919	72	154	99	1,072
2022	5,940,235	(710,735)	1,229,146	337,631	117	134	144	1,599
2021	6,565,494	12,935,723	1,438,062	2,214,069	204	143	164	1,526
2020	5,539,836	9,914,019	951,877	1,304,904	186	111	103	935

(1) The Other Named Executive Officers for each year are as follows:
2020: Messrs James Maloney, Nicholas Johnson, Anthony Tyree, Joseph Kelleman, Timothy Robinson, and William Baker.
2021: Messrs. James Maloney, Nicholas Johnson, Anthony Tyree, and Ms. Lauren Walker.
2022: Messrs. James Maloney, Nicholas Johnson, Anthony Tyree, and Jason Groves.
2023: Messrs. James Maloney, Nicholas Johnson, Anthony Tyree, and Jason Groves.
(2) The total compensation and equity grants of our Named Executive Officers, as reported in the summary compensation tables for 2020, 2021, 2022 and 2023, are detailed below along with the dividends earned, additions and deductions to the fair value of their equity grants and any forfeitures as reflected in the actual compensation calculations above.

Breakdown of Actual Compensation of Chief Executive Officer
Year	SCT Total for CEO ($)	Equity Value from SCT for CEO ($)	Adjustment for Year-End Equity Value of Awards Granted in Current Fiscal Year for CEO ($)	Adjustment for Dividends Accrued During Fiscal Year on Unvested Equity Awards for CEO ($)	Adjustment for Change in Fair Value of Unvested Equity Awards Granted in Prior Years for CEO ($)	Adjustment for Change in Fair Value of Equity Awards Vested During Fiscal Year for CEO ($)	Adjustment for Fair Value of Equity Awards Forfeited During Fiscal Year for CEO ($)	Compensation Actually Paid for CEO ($)
2023	7,039,062	(4,604,755)	2,866,049	373,037	(1,897,142)	(847,590)	—	2,928,661
2022	5,940,235	(4,002,009)	2,517,440	553,538	(2,251,992)	(3,467,947)	—	(710,735)
2021	6,565,494	(3,484,918)	4,603,480	546,641	3,925,442	779,584	—	12,935,723
2020	5,539,836	(2,865,825)	5,575,467	177,872	1,508,409	(21,740)	—	9,914,019

Breakdown of Average Actual Compensation of Named Executive Officers
Year	SCT Total for NEO's ($)	Equity Value from SCT for NEO's ($)	Adjustment for Year-End Equity Value of Awards Granted in Current Fiscal Year for NEO's ($)	Adjustment for Dividends Accrued During Fiscal Year on Unvested Equity Awards for NEO's ($)	Adjustment for Change in Fair Value of Unvested Equity Awards Granted in Prior Years for NEO's ($)	Adjustment for Change in Fair Value of Equity Awards Vested During Fiscal Year for NEO's ($)	Adjustment for Fair Value of Equity Awards Forfeited During Fiscal Year for NEO's ($)	Compensation Actually Paid for NEO's ($)
2023	1,738,401	(862,829)	541,366	53,533	(244,447)	(122,105)	—	1,103,919
2022	1,229,146	(517,724)	325,671	62,556	(478,307)	(283,711)	—	337,631
2021	1,438,062	(411,897)	505,460	41,554	386,276	254,614	—	2,214,069
2020	951,877	(250,649)	479,037	18,135	350,728	(16,690)	(227,734)	1,304,904

The charts below describe the relationship between compensation actually paid to our chief executive officer and to our other named executive officers (as calculated above) and our financial and stock performance for the indicated years. In addition, the first table below compares our cumulative TSR and peer group cumulative TSR for the indicated years.

(3) TSR values assume $100 was invested for the cumulative period from December 31, 2019 through December 31, 2023, in either the Company or the peer group, and reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

The following were the most important financial performance measures (and non-financial performance measures), as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year. These measures impact both the short-term, and with exception of Client Net Promoter Score, also the long-term incentives of our Officers. We believe the combination of these metrics align with our compensation objectives, and reinforce for our executive leaders the importance of sustainable, profitable, growth while delivering an excellent Coach and Client Experience.

Important Company Performance Metrics
Revenue
Operating Income
Client Net Promoter Score

DIRECTOR COMPENSATION
We use cash and stock-based compensation to attract and retain qualified individuals to serve on our Board. The non-employee directors of Medifast receive an annual restricted stock grant for their service on the Board. In light of business conditions, for the period of June 1, 2023 to May 31, 2024, the Board received no change to the value of their compensation package. In the fiscal year ended December 31, 2023, directors (other than Mr. Xian) were given the option to receive either 1,549 restricted shares and a quarterly cash retainer of $16,250 (and, for the Lead Director, an additional $6,250 quarterly cash retainer), or to receive all compensation in the form of restricted shares with the grant date 20-day average share price used to determine the total number of shares granted. The value of non-employee director compensation did not change year-over-year; however, the number of shares granted did increase due to a lower price per share of the Company's common stock. Each non-employee director also received between $1,250 and $5,000 for attending a quarterly committee meeting (depending on the committee and the position held), which he or she could also elect to receive in the form of shares.
Each of our non-employee directors, other than Mr. Xian and Ms. Geary elected to receive all of their compensation in the form of restricted shares. The restricted shares were granted at the June 2023 meeting of the Board and will vest on June 15, 2024. Mr. Xian is a resident of China and, as such, did not receive restricted shares under our director compensation program. Instead, fees to Mr. Xian are cash-settled deferred share units.
In 2021, the Board adopted a Deferred Compensation Plan for non-employee Directors, which provides non-employee directors with a means to defer receipt of their vested equity until after they retire, including Mr. Xian who receives cash-settled deferred share units. The purpose of the plan is to enhance the Company’s ability to attract and retain non-employee directors by providing individual financial and tax planning flexibility. Non-employee Directors may choose to defer either 0% or 100% of their cash or equity compensation, or both, and any cash that is deferred is converted to equity. All deferred equity receives a premium equal to 15% of the total compensation that directors elect to defer and is subject to the same vesting period that the underlying equity has. For 2023, all non-employee directors elected to defer 100% of their compensation, aside from Ms. Geary, who elected to defer her equity compensation and receive her quarterly retainer in cash.

The following table contains information concerning the compensation of our non-employee directors during 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jeffrey J. Brown	—	263,416	263,416
Elizabeth A. Geary	70,000	142,640	212,640
Michael A. Hoer	—	249,721	249,721
Scott Schlackman	—	252,444	252,444
Andrea B. Thomas	—	249,721	249,721
Ming Xian(2)	—	219,607	219,607
____________________
(1)Amounts shown represent the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718 and include amounts of cash compensation that the director has elected to receive in shares or deferred to the Deferred Compensation Plan. For a discussion of the assumptions made in the valuation reflected in this column, see Note 8 of the Notes to Consolidated Financial Statements included in the 2023 Annual report. These values do not correspond to the actual values that will be recognized by the non-employee directors at the time such awards vest.
(2)Mr. Xian is a resident of China and, as such, did not receive restricted shares under our director compensation program. Instead, he received cash-settled restricted stock units (RSUs) in 2023. Each RSU corresponds in value to a single share of Company common stock (“Share”) and represents the right to receive the cash equivalent of a Share for each vested RSU. Mr. Xian was awarded a grant of 2,742 cash-settled RSUs originally valued at $80.09 per share.

Our non-employee directors held the following outstanding awards as of December 31, 2023:

Name	Outstanding Restricted Share Units (#)(1)	Outstanding Stock Option Awards (#)
Jeffrey J. Brown	5,784	—
Elizabeth A. Geary	1,781	—
Michael A. Hoer	5,245	—
Scott Schlackman	5,403	1,300
Andrea B. Thomas	5,272	—
Ming Xian(2)	4,813	—
____________________
(1)Represents Restricted Share Units credited to the individual’s account in the Deferred Compensation Plan.

(2)Mr. Xian is a resident of China and, as such, did not receive restricted shares under our director compensation program. Instead, he received cash-settled restricted stock units (RSUs) in 2023. As of December 31, 2023, he held 4,812.917 cash-settled RSUs.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
The Audit Committee has appointed RSM US LLP (“RSM”), as the Company’s independent registered public accounting firm for Fiscal Year 2024. The appointment of RSM as the Company’s independent registered public accounting firm is subject to ratification by the Company’s stockholders at the Annual Meeting. Representatives of RSM will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives will also be available to respond to appropriate questions.
The Board unanimously recommends that the stockholders ratify the appointment of RSM as the Company’s independent registered public accounting firm for Fiscal Year 2024 by adopting the following resolution at the Annual Meeting:
“RESOLVED, that the appointment of RSM US LLP as the independent registered public accounting firm for Medifast, Inc. for the fiscal year ending December 31, 2024, is hereby APPROVED, RATIFIED, AND CONFIRMED.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in oversight of (i) risks related to the integrity of the Company’s financial statements; (ii) the performance of the independent registered public accounting firm; (iii) the independent registered public accounting firm’s qualification and independence; and such other matters as are described in the Audit Committee’s Charter. In addition to discussions with the CEO, the CFO, and other members of management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee received periodic reports from the Company’s Internal Audit and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Business Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. The Audit Committee also received periodic routine reports regarding the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act and efforts related to the completion and periodic filings of the Company’s financial statements with the SEC. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee held periodic telephonic discussions and/or in-person meetings with management regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.
The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Audit Committee, the Company, and RSM, the Company’s independent registered public accounting firm. The Audit Committee discussed with RSM the overall scope and plans for the integrated audit of the Company’s financial statements, and met with RSM with and without management present, to discuss the results of their audits and evaluations of the Company’s internal controls, and to discuss the efforts expended by the Company in connection with the preparation and filing of the financial statements.
Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Neither the Audit Committee nor RSM are responsible for the preparation of the Company’s consolidated financial statements, its operating results or for the appropriate safekeeping of the Company’s assets. RSM’s responsibility is to attest to the Company’s fair presentation of the consolidated financial statements and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023 with management and RSM. In addition, the Audit Committee has discussed with RSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
RSM has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with RSM that firm’s independence from the Company. The Audit Committee has concluded that RSM’s provision of audit services to the Company is compatible with RSM’s independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to RSM for audit and non-audit services. For further information regarding these fees, please see the fees chart located in “Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence.”
Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
The Audit Committee,
Jeffrey J. Brown, Chairman
Michael A. Hoer
Scott Schlackman

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES, SERVICES, AND INDEPENDENCE
The following table outlines the aggregate fees, rounded to the nearest thousand, billed to the Company for the fiscal years ended December 31, 2023 and 2022 by the Company’s principal accounting firm, RSM.

	2023	2022
Audit Fees	$896,000	$788,000
Tax Fees	—	—
All Other Fees	28,000	76,000
Total Fees	$924,000	$864,000
Audit Fees: The amounts noted above for Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
Tax Fees: The amounts noted above for Tax Fees include tax compliance services.
All Other Fees: The amounts noted above for All Other Fees include fees incurred for the audit of the Company’s benefit plan and other services not reported above.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accountant
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountant. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accountant.
Under the policy, pre-approval is generally provided for work associated with the following:
•registration statements under the Securities Act of 1933 (for example, comfort letters or consents);
•due diligence work for potential acquisitions or dispositions;
•attest services not required by statute or regulation;
•audit the adoption of new accounting pronouncements;
•internal control reviews and audit of internal control over financial reporting requirements;
•tax compliance, tax planning, and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services;
•assistance and consultation on questions raised by regulatory agencies; and
•audit the Company's subsidiary financial statements as included in statutory filings.
For each proposed service, the independent registered public accountant is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent registered public accountant’s independence.
The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for Exchange Act audits. The Audit Committee pre-approved all audit, audit-related, tax, and other services provided by RSM related to fiscal year 2023 in accordance with this policy.

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, and as a matter of good governance, Medifast is asking its stockholders to cast a non-binding, advisory vote to approve the fiscal year 2023 compensation of our named executive officers as disclosed in this Proxy Statement (our “NEOs”). This Proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.
Our executive compensation program is designed to attract, motivate and retain key employees who are critical to our success and align their interests with those of our stockholders. Through our executive compensation program, executive officers, including our NEOs, are motivated to achieve specific financial and strategic objectives that are expected to increase stockholder value. We describe this program, including how it links executive compensation to our performance and changes we made with respect to our 2023 executive compensation program, in the Compensation Discussion and Analysis ("CD&A") portion of this Proxy Statement. Please read the CD&A and the accompanying tables and narrative discussion for additional details about our executive compensation program, including information about the fiscal year 2023 compensation of our NEOs. Biographical information regarding our executive officers is contained in the section titled “Executive Officers” in this Proxy Statement.
We request stockholder approval of the fiscal year 2023 compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the CD&A, the compensation tables, and the narrative discussion that accompanies the compensation tables within the Executive Compensation section of this Proxy Statement). We encourage you to review the CD&A and accompanying compensation tables and narrative discussion elsewhere in this Proxy Statement for a description and analysis of our principal executive compensation actions and decisions for fiscal year 2023.
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices and disclosures described in this Proxy Statement.
Accordingly, we ask that you vote "FOR" the following resolution at this meeting:
“RESOLVED, that the stockholders of Medifast, Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the accompanying compensation tables and narrative discussion within the Executive Compensation section of the Proxy Statement.”
As an advisory vote, the outcome of the vote on this Proposal is not binding upon us or our Board. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will carefully consider the outcome of this vote when making future compensation decisions for our executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 4

APPROVAL OF THE AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN

At the Meeting, you will be asked to approve an amendment to the Amended and Restated 2012 Share Incentive Plan (the ("2012 Plan"), which has been amended, subject to stockholder approval, to increase the number of shares available for awards under the 2012 Plan by 515,000. We maintain the 2012 Plan in order to enhance the value of the Company for the benefit of its stockholders by enabling the Company to grant incentive awards to attract, retain, and reward eligible employees, contractors, and non-employee directors, and strengthen the mutuality of interests between such individuals and the Company's stockholders. The 2012 Plan was initially approved by the Board and by stockholders in 2012. It was amended and restated by the Board in 2014, and again amended and restated by the Board and approved by stockholders in 2017. The 2012 Plan is being submitted for your approval in accordance with the NYSE listing standards, to approve the increase in the number of shares available for awards by 515,000, and to ensure that the 2012 Plan meets the requirements under Section 422 of the Code for issuing incentive stock options.

The 2012 Plan, including the proposed amendment, is attached as Appendix A to this Proxy Statement.

Summary of Proposal

As March 31, 2024, there were approximately 113,000 shares available for grant under the 2012 Plan. The Board determined that the number of shares remaining available under the 2012 Plan is not adequate for our current equity compensation needs and has again amended and restated the 2012 Plan, subject to stockholder approval, to increase the number of shares covered by, and reserved for issuance under, the 2012 Plan by 515,000 shares. The Board believes the proposed amendment to the 2012 Plan will allow Medifast to continue utilizing a broad array of equity incentives in order to secure and retain the services of employees, contractors, and non-employee directors of Medifast and to continue providing long term incentives that align the interests of employees, contractors, and non-employee directors with the interests of our stockholders.

In addition to the increase in shares reserved for issuance, the 2012 Plan was updated to (i) remove certain provisions that applied only to permit certain awards to be considered "qualified performance-based compensation" under Section 162(m) of the Code; (ii) provide that shares not issued due to net exercise of options or SARs or due to tax withholding will not become available for issuance under the 2012 Plan; (iii) provide a one-year minimum vesting provision on all awards, and (iv) include a non-employee director award limit.. No other material changes have been made to the 2012 Plan.

Key Considerations in the Determination of the Number of Shares to Request

In determining the number of shares to be requested for the 2012 Plan, the Compensation Committee considered the following principal factors:

•Number of Shares Available for Grant under 2012 Plan: As of March 31, 2024, 113,087 shares remained reserved and available for issuance under the 2012 Plan.
•Number of Awards Outstanding: As of March 31, 2024, the following awards were outstanding under the 2012 Plan: 24,565 options with a weighted average exercise price of $64.62 and a weighted average remaining term of 3.75 years, and full value awards with respect to 454,442 shares.
•Burn Rate: Burn rate measures the usage of shares for our stock plans as a percentage of our outstanding shares. For 2021, 2022, and 2023, Medifast’s burn rate was approximately 0.3%, 0.6%, and 1.2%, respectively, resulting in a three year average burn rate of 0.7%.
•Overhang: As of March 31, 2024, 479,007 shares were subject to outstanding awards (24,565 options and 454,442 restricted shares and deferred shares), resulting in an overhang of approximately 5.1%. If an additional 515,000 shares are reserved for issuance under the 2012 Plan, the overhang would be approximately 9.2%.

The Compensation Committee determined that 515,000 additional shares, plus the approximately 113,000 shares remaining available under the 2012 Plan, would provide us the ability to continue compensating our executive officers and other key employees for the next one to two years, based on historical equity usage. Expectations regarding future share usage under the 2012 Plan are based on a number of assumptions regarding factors, such as (in no particular order): change in the population of eligible participants, hiring and promotion activity, future compensation, the rate at which shares are returned to the 2012 Plan through forfeitures, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Features Designed to Protect Stockholders’ Interests

The 2012 Plan’s design reflects our commitment to strong corporate governance and our desire to preserve stockholder value as demonstrated by the following 2012 Plan features:
•No Evergreen Feature. The 2012 Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the 2012 Plan.
•Double-Trigger Awards. Outstanding awards will not automatically vest upon a change in control unless they are not assumed or substituted by a successor.
•Minimum Vesting Requirement. An award granted under the 2012 Plan may not vest prior to the one-year anniversary of the grant date of the award, subject to limited exceptions set forth in Section 7(f) of the 2012 Plan.
•Repricing and Cash Buyouts Prohibited. Stockholder approval is required for any cancellation of any option or share appreciation right in exchange for cash or the grant of a new award, or any reduction in the exercise price of options or share appreciation rights.
•No Discount Awards. Stock options and share appreciation rights must have an exercise price no less than the closing price per share on the date the award is granted.
•Per-Participant Limits on Awards. The 2012 Plan limits the size of awards that may be granted during any one year to any one participant, including non-employee directors.
•No Dividends on Awards Unless and Until Vesting. The 2012 Plan prohibits the payment of dividends or dividend equivalents on awards unless and until the awards vest.
•No Liberal Definition of Change in Control. The 2012 Plan’s definition of “change in control” provides that any award benefits triggered by the transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders.
•No Transfers for Value. Participants are not permitted to transfer awards for value under the 2012 Plan.
•Awards Subject to Clawback Policy. Awards granted under the 2012 Plan generally will be subject to any recoupment or clawback policy adopted by our Board.
•Administered by Independent Compensation Committee. The 2012 Plan is administered by the compensation committee of the Board, which is comprised entirely of independent non-employee directors.

Summary of the 2012 Plan

The following is a brief description of the material features of the 2012 Plan. This description is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

With the 2012 Plan, we seek to attract, retain and reward participants for the long-term growth and profitability of the Company, and to align their interests with the interests of our stockholders through the granting of equity and non-equity incentive awards. The 2012 Plan is designed to enable the participants to acquire or increase their ownership of Company common stock and to compensate such individuals for the creation of stockholder value. The 2012 Plan provides long-term compensation to employees, contractors, and non-employee directors that is consistent with the philosophy adopted by the Compensation Committee as set out in the CD&A in this Proxy Statement. The Board of Directors views the 2012 Plan as a means of further aligning the goals of the participants with those of the Company’s stockholders.

General
•Common Stock Subject to the 2012 Plan. The Company originally reserved 1,000,000 shares of common stock for issuance under the 2012 Plan, which was increased by an additional 600,000 shares in 2017, and is being increased by an additional 515,000 shares of common stock pursuant to this amendment, subject to stockholder approval.
•Individual Limits. During any calendar year, no individual may be granted options, including incentive stock options, and share appreciation rights covering, in each case, more than 75,000 shares of common stock, or restricted shares, deferred shares and shares of common stock covering, in each case, more than 150,000 shares of common stock. Each of these limits is subject to adjustment for certain changes in the Company’s capitalization, such as stock splits, extraordinary dividends, combinations or similar events. If an award terminates, is forfeited or is settled for cash rather than common stock, the shares of common stock issued under that award will again become available for grant under the 2012 Plan.
•Administration. The 2012 Plan is administered by the Compensation Committee of the Board of Directors or any other committee appointed by the Board of Directors to administer the 2012 Plan. The 2012 Plan administrator, whether the Compensation Committee or other committee (the “Committee”), has the authority in accordance with the terms of the 2012 Plan to adopt, amend, suspend, waive and rescind the rules and regulations relating to the 2012 Plan, select the individuals to whom awards may be granted, grant the awards, determine the amount and types of awards granted, establish the form, terms, and conditions of any agreement by which any award is made and determine whether any award will be settled in cash rather than shares of common stock. The Committee will consist solely of two or more individuals each of whom will be a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.
•Eligible Participants. Under the terms of the 2012 Plan, all awards, except for incentive stock options, may be granted to executive officers, directors, key employees and key independent contractors. Incentive stock options may be granted only to executive officers and other key employees of the Company and its “subsidiary corporations” within the meaning of Section 424(f) of the Code. As of March 31, 2024, there were approximately sixty-eight employees (including executives) and six non-employee directors eligible to participate in the 2012 Plan.

Stock Options

The Committee may grant non-qualified stock options to executive officers, directors, key employees and key independent contractors and incentive stock options to executive officers and other key employees. The Committee determines the terms of the options, the exercise price and when the option becomes exercisable. The option term may not exceed ten years and the exercise price may not be less than the fair market value at the time of grant. Upon exercise, the participant may pay for the shares of common stock with cash, other shares of common stock or other methods approved by the Committee.

Share Appreciation Rights

The Committee may grant share appreciation rights (“SARs”) to executive officers, directors, key employees and key independent contractors. A SAR entitles the participant to receive an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the fair market value on the date of grant. The Committee determines when the SAR becomes exercisable, the method of exercise and the form of settlement of the SARs.

Restricted Shares

The Committee may grant restricted shares to executive officers, directors, key employees and key independent contractors. The Committee determines the length of the restriction period and the conditions that must be met for the restriction to lapse. Subject to the terms and conditions of the award agreement, a participant holding restricted shares will have the right to receive dividends on the shares during the restriction period (shall be deferred until the restrictions on the underlying restricted shares lapse), to vote the restricted shares and enjoy all other stockholder rights with respect to such shares.

For performance restricted shares, the restrictions lapse only to the extent performance goals established by the Committee are met, unless a change of control (as defined in the 2012 Plan) occurs or the Committee waives the performance goal in the case of death or disability, or as otherwise determined by the Committee. The Committee may select one or more business criteria for each performance restricted share award from the following list: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) net sales or revenue, (ix) return on net sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, and (xiv) expense control. The business criteria may be applied to the individual, a division, a component of the Company’s business, the Company and/or one or more subsidiaries of the Company.

Deferred Shares

The Committee may grant deferred shares to executive officers, directors, key employees and key independent contractors. Each deferred share represents the right to receive a share of common stock, or cash equal to the fair market value of a share of common stock, when the deferred share vests. The Committee determines the conditions that must be met for deferred shares to vest. The Committee may provide that dividend equivalents will be credited to deferred shares, which will be subject to restrictions and a risk of forfeiture to the same extent as the underlying deferred shares and distributed when such deferred shares are distributed.

Deferred shares subject to performance goals vest only to the extent performance goals established by the Committee are met, unless a change of control (as defined in the 2012 Plan) occurs or the Committee waives the performance goals in the case of death or disability, or as otherwise determined by the Committee. The Committee may select performance goals from the list described above.

Bonus Shares and Other Stock-Based Awards

The Committee may grant shares of common stock as a bonus and/or other stock-based awards.

Miscellaneous

•Term. The 2012 Plan has a term of ten years, which was renewed in 2017. With this amendment, subject to stockholder approval, the term will expire in 2034.
•Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution.
•Change in Capitalization/Certain Corporate Transactions. If there is a change in the Company’s capitalization that affects its outstanding common stock, the Committee will adjust the kind and aggregate number of shares of common stock subject to awards, together with the option exercise price and amount over which appreciation of share appreciation rights is measured.
•Change in Control. To the extent awards are not assumed by or replaced with substitute awards by a successor, if there is a change in control of the Company (as defined in the 2012 Plan), (i) stock options and SARs will become fully exercisable and vested, (ii) restrictions, deferral of settlement, and forfeiture conditions on restricted shares and deferred shares will lapse, and (iii) any performance conditions on an award will be deemed to be fully achieved. If awards are assumed by or replaced with substitute awards by a successor and a participant is terminated without cause (as defined in the 2012 Plan) within 24 months following the change in control (and other than due to the participant’s death or disability), (i) stock options and SARs held by such participant will become fully exercisable and vested, (ii) restrictions, deferral of settlement, and forfeiture conditions on restricted shares and deferred shares held by such participant will lapse, and (iii) any performance conditions on awards held by such participant will be deemed to be fully achieved.
•Amendment/Termination. The Committee may amend outstanding awards, provided that no such action may materially impair the rights of a participant under an award without the consent of the participant. The Board of Directors may amend or suspend the 2012 Plan, provided that stockholder approval is required for (1) any material amendment to the 2012 Plan (as defined under applicable NYSE Listing Standards) if such stockholder approval is required by law or NYSE regulations, and (2) an amendment to “reprice” an outstanding option or share appreciation right. The Board of Directors may terminate the 2012 Plan at any time and for any reason.
•Clawback. A participant’s right to receive an award, to retain amounts payable under the award, and to retain any profit or gain associated with a non-cash award are all subject to the Clawback Policy adopted by the Company.

New Plan Benefits Table

Awards that may be granted to eligible persons under the 2012 Plan are subject to the discretion of the Compensation Committee, so we cannot currently determine the benefits or amounts that will be received or allocated to our current named executive officers, executive officers as a group, directors who are not executive officers as a group, and employees, including all current officers who are not executive officers, as a group. Consequently, no new plan benefits table is included in this Proxy Statement. No awards have been granted contingent upon stockholder approval of amendment to the 2012 Plan.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of certain awards, which are authorized for grant under the 2012 Plan, based upon the provisions of the Code as of the date of this Proxy Statement. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Participants in the 2012 Plan should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the 2012 Plan.
•Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who do not dispose of their shares within two years of the date that the option was granted and within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the grant date of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on a disqualifying disposition of shares generally results in a deduction by us for federal income tax purposes.
•Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.
•Restricted Shares and Deferred Shares. The fair market value of any shares and any cash received by a participant in connection with restricted shares or deferred shares are generally includible in the participant’s ordinary income. In the case of restricted shares, this amount is includible in the participant’s income when shares vest, unless the participant has filed an election with the IRS to include the fair market value of the shares in income as of the date the award was granted. In the case of deferred shares, generally, the value of any cash and the fair market value of any shares received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested restricted shares or deferred shares are also ordinary income for participants.
•Deductibility of Compensation. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or affiliate for which the participant performs services will generally be entitled to a corresponding federal income tax deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not subject to the $1 million limitation on deductibility under Section 162(m) of the Code.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS —
DECEMBER 31, 2023

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#) (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders	197,096	62.20	391,172
____________________
(1)Consists of 26,231 shares of our common stock issuable upon the exercise of outstanding stock options, 99,805 unvested time-based restricted shares and 71,060 unvested performance-based deferred shares under our 2012 Plan.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of our common stock. The number of shares beneficially owned by each person named in the table below includes any shares for which the person has sole or shared voting power or investment power, and also includes any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before June 21, 2024 (60 days after April 22, 2024), through the exercise of any stock option, warrant, or other right.

Name of Beneficial Owner	Shares Beneficially Owned (#)	Percent of Outstanding Common Stock (%) (1)
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	1,805,021	16.5
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	1,686,957	15.4
Renaissance Technologies LLC (4) 800 Third Avenue New York, New York 10022	757,610	6.9

____________________
(1)Based on 11,524,405 shares outstanding at April 22, 2024. In calculating the percentage of ownership, all shares of our common stock, of which the identified person or group has the right to acquire beneficial ownership on or before June 21, 2024, are deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by any other person or group.
(2)Based solely on information included in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 22, 2024. In such filing BlackRock, Inc. indicates that it has sole voting power with respect to 1,776,752 shares of our common stock and sole dispositive power with respect to 1,805,021 shares of our common stock.
(3)Based solely on information included in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 13, 2024. In such filing the Vanguard Group indicates that it has shared voting power with respect to 19,672 shares of our common stock, sole dispositive power of 1,655,616 shares of our common stock, and shared dispositive power of 31,341 shares of our common stock.
(4)Based solely on information included in a Schedule 13G/A filed with the SEC by Renaissance Technologies LLC (“Renaissance”) and Renaissance Technologies Holdings Corporation (“Renaissance Holdings”) on February 13, 2024. In such filing each of Renaissance and Renaissance Holdings (by virtue of its majority ownership of Renaissance) indicates that it has sole voting power with respect to 757,610 shares of our common stock and sole dispositive power with respect to 757,610 shares of our common stock.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of each of our directors and director nominees, each of the NEOs set forth in the Summary Compensation Table of this Proxy Statement, and all of our current directors and executive officers as a group. The number of shares beneficially owned by each person named in the table below includes any shares for which the person has sole or shared voting power or investment power, and also includes any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before June 21, 2024 (60 days after April 22, 2024), through the exercise of any stock option, warrant, or other right. Unless we indicate otherwise, each person has sole investment and/or voting power with respect to the shares set forth in the following tables.
Except as otherwise indicated, the address for each person below is c/o Medifast, Inc., 100 International Drive, 18th Floor, Baltimore, Maryland 21202.

Name of Beneficial Owner	Title	Shares Beneficially Owned (#)	Percent of Outstanding Common Stock (%)(1)
Daniel R. Chard	Chairman & Chief Executive Officer	155,726	1.4%
James P. Maloney	Chief Financial Officer	9,752	*
Nicholas M. Johnson(2)	Chief Field Operations Officer	32,794	*
Anthony E. Tyree	Chief Business Operations Officer	12,473	*
Jason L. Groves	Chief Legal Officer	12,419	*
Jeffrey J. Brown	Lead Director	5,784	*
Elizabeth Geary	Director
Elizabeth A. Geary	Director	14,922	*
Michael A. Hoer	Director	1,781	*
Scott Schlackman(3)	Director	11,838	*
Andrea B. Thomas	Director	6,253	*
Ming Xian	Director	—	*
All current directors and executive officers as a group		271,607	2.5%
____________________
*Shares held represent less than 1% of the total number of outstanding shares of our common stock.
(1)Based on 10,937,245 shares outstanding at April 22, 2024. In calculating the percentage of ownership, all shares of our common stock, of which the identified person or group has the right to acquire beneficial ownership on or before June 21, 2024, are deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by any other person or group.
(2)Includes 22,640 shares of common stock issuable to Mr. Johnson pursuant to stock options that are currently exercisable or will become exercisable within 60 days of April 22, 2024.
(3)Includes 1,300 shares of common stock issuable to Mr. Schlackman pursuant to stock options that are currently exercisable or will become exercisable within 60 days of April 22, 2024.
(4)Includes 23,940 shares of common stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of April 22, 2024.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. We have reviewed copies of reports and amendments thereto filed electronically with the SEC. Based on that review, we concluded that all reports were timely filed in Fiscal Year 2023, except that:
i.Our Chief Accounting Officer, Mr. MacKenzie filed a late Form 4 on February 9, 2023, reporting a disposition of 10 shares in connection with a tax withholding on a vested grant on September 13, 2022; and
ii.Our Board Member, Mr. Xian filed a late Form 4 on February 9, 2023, reporting an accrual of 9.7766 dividend equivalents on November 8, 2022, pursuant to the Medifast, Inc. Director's Deferred Compensation Plan (Amended and Restated); and
iii.Our Chief Accounting Officer, Mr. MacKenzie filed a late Form 4 on May 1, 2023, reporting a disposition of 57 shares in connection with a tax withholding on a vested grant on March 16, 2023, and a grant of 906 shares on March 17, 2023; and
iv.Our Chief Financial Officer, Mr. Maloney filed a late Form 4 on May 1, 2023, reporting a disposition of 123 shares in connection with a tax withholding on a vested grant on March 16, 2023, a disposition of 75 shares in connection with a tax withholding on a vested grant on March 17, 2023, and a grant of 4,575 shares on March 17, 2023; and
v.Our Chairman and Chief Executive Officer, Mr. Chard filed a late Form 4 on May 1, 2023, reporting a the conversion of 17,038 Performance Stock Units on a two for one basis into 34,076 shares on February 24, 2023, a disposition of 15,643 shares in connection with a tax withholding of the same on February 24, 2023, a disposition of 1,358 shares in connection with a tax withholding on a vested grant on March 16, 2023, a disposition of 872 shares in connection with a tax withholding on a vested grant on March 17, 2023, and a grant of 16,807 shares on March 17, 2023; and
vi.Our former Board Member, Ms. Hallquist filed a late Form 4 on October 30, 2023, reporting a disposition of 5,613 shares in connection with the sale of shares on October 6, 2023.

ADDITIONAL INFORMATION
Stockholder Proposals and Nominations for Director

If any Stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material for the 2024 Annual Meeting of Stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the Chief Legal Officer, Medifast, Inc., 100 International Drive, 18th Floor, Baltimore, Maryland 21202.

Any such proposal must be received at least 120 days before the anniversary of the mailing of the prior year’s proxy material, unless the date of our 2024 Annual Meeting of Stockholders is more than 30 days before or after June 14, 2024, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any such notice must set forth the specific information required by Rule 14a-8 of Regulation 14A of the Exchange Act, including without limitation: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of our common stock held of record, owned beneficially, and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the 2024 Annual Meeting of Stockholders to introduce the proposal specified in the notice.

In addition, our Bylaws establish certain requirements for proposals a stockholder wishes to make from the floor of the 2024 Annual Meeting of Stockholders. If the proposal is for a matter other than the nomination of a director for election at the meeting, the proposal must be written and delivered to the Secretary at the address set forth above, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered by not earlier than the close of business on the 90th day prior to such annual meeting, and not later than the close of business on the later of the 60th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the public announcement of an adjournment or postponement of the annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. As described in Section 1.2 of our Bylaws, the notice must contain: (a) a reasonably detailed description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the stockholder giving the notice as it appears on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) the class and number of shares of the Company which are owned beneficially and of record by the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal is made.

Our Bylaws also set forth the procedure for a stockholder’s nomination of directors. As described in Section 1.5 of our Bylaws, nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors by any stockholder who is a stockholder of record at the time such person provides the required notice; provided that the notice meets the requirements set forth below, and that they continue to be a stockholder at the time of the meeting. The written notice required with respect to any nomination (including the completed and signed questionnaire, representation, and agreement discussed below) must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not less than 90 days nor more than 120 days prior to the date of such special meeting or the close of business on the 10th day following the earlier of (i) the date on which notice of such meeting is first given to stockholders and (ii) the date on which a public announcement of such meeting is first made. In no event will the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described above. Each such notice must include: (1) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, if any, on whose behalf the nomination is made, and each person whom the stockholder proposes to nominate for election as a director; (2) the name and address of each stockholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (3) the consent of each nominee to serve as a director of the Company if so elected; and (4) as to each person whom the stockholder proposes to nominate for election as a director (i) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, (ii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest, or other transaction has been entered into by or on behalf of such person with respect to stock of the Company, and whether any other agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person, or to increase the voting power or pecuniary or economic interest of such person with respect to stock of the Company, (iii) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (iv) a completed and signed questionnaire with respect to the background and qualifications of the person the Stockholder proposes to nominate for election as a director and a written representation and agreement (in a form to be provided by the Secretary of the Company).

The required representation and agreement provides that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

In addition, Section 1.5(e) of our Bylaws provide that the stockholder’s notice must set forth the following information (regardless of whether the notice pertains to the nomination of directors or the proposal of other business): (a) the name of each nominee holder of shares owned beneficially but not of record by such stockholder, and the number of shares of stock held by each such nominee holder; (b) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company, and whether any other agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company; (c) a description of all agreements, arrangements, or understandings between such stockholder, and (i) any other person or persons (including their names) in connection with the proposal of such business by such stockholder or (ii) each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, as the case may be, and any material interest of such stockholder in such business or nomination, as the case may be, including any anticipated benefit to the stockholder therefrom; (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the meeting or to nominate the persons named in its notice, as the case may be; and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders or for election of directors, as the case may be, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The chairperson of the 2024 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees pursuant to the universal proxy rules (once effective) must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the 2024 Annual Meeting. If the date of the 2024 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2024 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, with respect to two or more stockholders sharing the same address, by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Medifast and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or us that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account, or us if holding registered shares.

Any beneficial owner can request (i) to receive a separate copy of an annual report or proxy statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements, you can make your request in writing to your broker.
Charitable Contributions

Under NYSE 303A.02 (b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which a Company director served as an executive officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenue for the years 2023, 2022, or 2021. The Company did not make any such charitable contributions in excess of those amounts.

Communications with the Board or Its Committees

Stockholders and other parties interested in communicating directly with the Board, non-management directors as a group or individual directors, including Jeffrey J. Brown as Lead Director of the Board in his capacity as the presiding director of executive sessions of non-management directors, may do so by writing to Medifast, Inc., c/o Corporate Secretary, 100 International Drive, 18th Floor, Baltimore, Maryland 21202, indicating to whose attention the communication should be directed. Under a process approved by the Board for handling letters received by the Company and addressed to non-management directors, the Corporate Secretary of the Company reviews all such correspondence and forwards to members of the Audit Committee a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof, or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company and addressed to members of the Board and request copies of any such correspondence.

2023 Annual Report

Any Stockholder who desires an additional copy of the 2023 Annual Report (including the financial statements and financial schedules) may obtain a copy (excluding Exhibits) without charge by addressing a written request to the Office of the Corporate Secretary, Medifast, Inc., 100 International Drive, 18th Floor, Baltimore, Maryland 21202. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company’s website (https://ir.medifastinc.com).

By Order of the Board of Directors,
Jason L. Groves, Esq.
Chief Legal Officer & Corporate Secretary

MEDIFAST, INC.
AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN

1.Purpose. The purpose of this Amended and Restated 2012 Share Incentive Plan (the “Plan”) of Medifast, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward executive officers and other key individuals of the Company and/or its subsidiaries, to link compensation to measures of the Company’s performance in order to provide additional share- based incentives to such individuals for the creation of stockholder value, and to promote ownership of a greater proprietary interest in the Company, thereby aligning such individuals’ interests more closely with the interests of stockholders of the Company.

2.Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Shares, Deferred Shares, and Shares granted as a bonus or in lieu of other awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” The definitions of terms relating to a Change in Control of the Company are set forth in Section 8 of the Plan. In addition to such terms and the terms defined in Section 1, the following are defined terms under the Plan:
a.“Award Agreement” means any written agreement, contract, notice to a Participant, or other instrument or document evidencing an Award.
b.“Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.
c.“Board” means the Board of Directors of the Company.
d.“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.
e.“Committee” means the Compensation Committee of the Board, and/ or such other Board committee as may be designated by the Board to administer the Plan.
f.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include the rules promulgated thereunder and successor provisions and rules thereto.
g.“Fair Market Value” of a Share means, as of any given date, the closing sales price of a Share on the New York Stock Exchange for such date or, if such day was not a trading day, the closing sales price for the most recent trading day prior to such date.
h.“Participant” means a person who, as an executive officer, director, key employee or key independent contractor of the Company or a subsidiary, has been granted an Award under the Plan which remains outstanding.

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i.“Performance Goals” means the objective goal or goals applicable to a Participant’s Awards that are deemed by the Committee to be important to the success of the Company or any subsidiaries of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Participant. In creating these measures, the Committee may use one or more of the following business criteria: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders' equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) net sales or net revenue, (ix) return on net sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, (xiv) expense control or (xv) any other criteria determined to be appropriate by the Committee. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more subsidiaries of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.
j.“Rule 16b-3” means Exchange Act Rule 16b-3 as from time to time in effect and applicable to the Plan and Participants.
k.“Share” means a Common Share of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 8; provided, however, that to the extent any class of common shares are readily tradable on an established securities market, such common shares shall be designated as the Shares for purposes of this Plan.
l.“Termination of Service” means: (i) with respect to an Award granted to an employee, the termination of the employment relationship between the employee and the Company and all Company subsidiaries, (ii) with respect to an Award granted to an independent contractor, the termination of the service arrangement between the independent contractor and the Company and all Company subsidiaries, and (iii) with respect to an Award granted to a non-employee director, the cessation of the provision of services as a director of the Company and all Company subsidiaries; provided, however, that if the Participant’s status changes from employee, independent contractor, or non-employee director to any other status eligible to receive Awards under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Participant’s new status with the Company and all Company subsidiaries terminates. For purposes of this subsection, if a Participant’s relationship is with a Company subsidiary, and not the Company (i.e., the Participant is an employee, independent contractor, or non-employee director of a Company subsidiary and not the Company), the Participant shall incur a Termination of Service when such entity ceases to be a Company subsidiary, unless the Committee determines otherwise.

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3.Administration.
a.Composition of Committee. The Committee shall consist solely of two or more individuals each of whom shall be a “nonemployee director” as defined in Rule l6b-3. If the Committee cannot or does not act, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.
b.Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
i.to select Participants to whom Awards may be granted;
ii.to determine the type or types of Awards to be granted to each Participant;
iii.to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, the exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture before or after grant, exercisability, or settlement of an Award, and waivers, accelerations, or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
iv.to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
v.to prescribe the form of each Award Agreement, which need not be identical for each Participant;
vi.to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
vii.to correct any defect or supply appropriate text for any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, with such constructions and interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; provided that, the Committee’s construction and interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such constructions and interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control;
viii.to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and
ix.In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or

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obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (vii), shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.

c.Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s bylaws, or applicable law, the Committee shall have discretion to exercise authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions of the Committee as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.
d.Limitation of Liability. Each member of the Committee shall be entitled to in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law or charter, be fully indemnified, held harmless and protected by the Company with respect to any such action, determination, or interpretation.

4.Shares Available Under Plan; Individual Award Limitations; Adjustments.
a.Shares Reserved for Awards. Subject to adjustment as hereinafter provided, the total number of Shares reserved and available for issuance to Participants in

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connection with Awards (including with respect to ISOs) under the Plan shall be approximately ,628,000 Shares; provided, however, that the number of Shares with respect to which (i) Awards of Options (including ISOs) and SARs may be granted to any Participant shall in each case not exceed 75,000 during any calendar year and (ii) Awards of Restricted Shares, Deferred Shares and Shares may be granted to any Participant, including non-employee Directors, shall in each case not exceed 150,000 during any calendar year. If all or any portion of an Award is forfeited, settled in cash, or terminated without issuance of Shares to the Participant, the Shares to which such Award or portion thereof related shall again be available for future Awards under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Option or SAR under this Plan shall not again be available for issuance under this Plan if such Shares are (i) Shares tendered, withheld or surrendered in payment of the exercise or purchase price of an Option or SAR or tax obligations relating to Award, (ii) Shares that were not issued or delivered as a result of the net settlement or net exercise of an Option or SAR or (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price. The Committee may adopt procedures for the counting of Shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards). Any Shares issued pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant (which treasury Shares or acquired Shares will be deemed to have been “issued” pursuant to such Award).
b.Adjustments.
i.In the event that the Committee shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, stock split or reverse split, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares remaining reserved and available for issuance under Section 4(a), (ii) the number and kind of outstanding Restricted Shares or Restricted Shares relating to any other outstanding Award in connection with which Restricted Shares may be issued, (iii) the number and kind of Shares that may be issued in respect of other outstanding Awards, and/or (iv) the exercise price or grant price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial

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statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; or in the event the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan.
ii.If the Company shall be consolidated or merged with another corporation or other entity, each Participant who has received Restricted Shares that are then subject to restrictions imposed by Section 6(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Shares in a manner consistent with Section 6(d)(iv), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend referred to in Section 6(d)(iv).
iii.The judgment of the Committee with respect to any matter referred to in this sub-section (b) shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

5.Eligibility. Except as provided in the following sentence, Executive officers, other key employees and other key independent contractors of the Company and its subsidiaries, including any director and any director who is also an executive officer or employee, are eligible to be granted Awards under the Plan. Notwithstanding the preceding sentence, only Executive officers and other key employees of the Company and its “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) are eligible to be granted ISOs under the Plan.

6.Specific Terms of Awards.
a.General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Service by the Participant or upon the occurrence of other events. In addition, the Committee shall require, as the condition of the issuance of Shares in connection with any Award, that consideration be received by the Company which meets the requirements of the Delaware General Corporation Law.
b.Options. An Option entitles a Participant to purchase a Share on the exercise thereof. Options include ISOs and NQSOs. An ISO is an Option that is intended to meet the requirements of Section 422 of the Code. An NQSO is an Option that is not an ISO. The Committee is authorized to grant Options to Participants on the following terms and conditions:
i.Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee at the time of grant but shall be not

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less than 100% (110% in the case of an ISO granted to a more-than-ten-percent stockholder, as provided in clause (vi) below) of Fair Market Value on the date of grant of the Option.
ii.Term. The term of each Option shall be determined by the Committee and shall not exceed ten years (five years in the case of an ISO granted to a more-than-ten-percent stockholder (as provided in clause (vi) below)).
iii.Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, cashless exercise and/or a broker-assisted exercise, and the methods by which Shares will be delivered or deemed to be delivered to Participants.
iv.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the Options, unexercised Options shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the Options will be waived in whole or in part in the event of terminations resulting from specified causes.
v.ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which the ISOs are exercisable for the first time by a Participant during any calendar year (counting ISOs under this Plan and under any stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) shall not exceed $100,000. If an Option intended as an ISO is granted to a Participant and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whet her an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.
vi.More-Than Ten-Percent Stockholder. If, after applying the attribution rules of Section 424(d) of the Code, the Participant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this clause shall not apply to NQSOs.
c.Share Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
i.Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair

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Market Value of one Share on the date of exercise, over (B) the Fair Market Value of one Share on the date of grant of the SAR.
ii.Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control (as such term is defined in Section 8(b) or as otherwise defined by the Committee) may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Such Limited SARs may be either freestanding or in tandem with other Awards.
iii.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the SARs, unexercised SARs shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the SARs will be waived in whole or in part in the event of terminations resulting from specified causes.
d.Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:
i.Grant. The Committee may provide a specified purchase price for the Restricted Shares (whether or not any State law applicable to the Company requires the payment of a purchase price). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon (as described below). Restricted Shares include Performance Shares. Performance Shares are Restricted Shares that provide for a lapse of restrictions upon the attainment of certain Performance Goals.
ii.Lapse of Restrictions.
1.In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 8, Shares shall cease to be Restricted Shares for purposes of the Plan.
2.Restricted Shares Other Than Performance Shares. With respect to Restricted Shares that are not Performance Shares, the applicable restrictions shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Shares (other than Performance Shares) will lapse.

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3.Performance Shares. With respect to Performance Shares, the applicable restrictions shall lapse at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions shall also lapse (A) as provided in Section 8, or (B) if and to the extent determined by the Committee, in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s Termination of Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all Performance Shares granted with respect to such performance period except (i) as provided in Section 14, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) as otherwise provided by the Committee.
iii.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes.
iv.Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Shares.
v.Dividends and Distributions. Dividends paid on Restricted Shares shall be either paid at the dividend payment date in the form the dividends are paid to other stockholders, in cash, or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or subject to the terms of Section 409A of the Code, the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Shares, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect; provided that with respect to Restricted Shares (including Performance Shares) that vest based on the achievement of Performance Goals or other performance criteria, dividends shall be paid at the time and to the extent that the restrictions and risk of forfeiture on the Restricted Shares lapse.

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Shares distributed in connection with a Share split or Share dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property are distributed.
vi.Nature of Restricted Shares. Restricted Shares granted under the Plan are not intended to provide for the deferral of compensation subject to Section 409A of the Code.
e.Deferred Shares. The Committee is authorized to grant Deferred Shares to Participants, subject to the following terms and conditions:
i.Award and Restrictions. A Deferred Share shall entitle a Participant to a Share (or its cash equivalent) on the date of vesting. Deferred Shares shall be subject to such vesting conditions as the Committee may impose, if any, which may include vesting at the expiration of the deferral period, at earlier specified times, or upon the achievement of certain Performance Goals, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.
ii.Issuance of Shares. Upon meeting the vesting condition specified for an Award of Deferred Shares, the Company shall issue the Shares to which the Participant is entitled under the Award. In no event shall such issuance occur more than two and one-half months after the close of the calendar year in which the Participant’s rights to such shares vest. In the event the Award of Deferred Shares provides for partial vesting over multiple years, shares that vest during a calendar year shall be issued to the Participant within two and one-half months after the close of the calendar year in which the Shares vest.
iii.Vesting.
1.Deferred Shares Other Than Deferred Shares That Are Subject to Performance Goals. With respect to Deferred Shares that are not subject to Performance Goals, the Committee shall determine when such Deferred Shares shall vest and any conditions (such as continued employment) that must be met in order for such Deferred Shares to vest at the end of the applicable vesting period. The Committee may at any time accelerate the time at which such Deferred Shares shall vest.
2.Deferred Shares Subject to Performance Goals. Deferred Shares that are subject to Performance Goals shall vest at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which such Deferred Shares vest on account of such achievement. Such Deferred Shares shall also vest (A) as provided in Section 8, or (B) if and to the extent determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s Termination of

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Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all such Deferred Shares granted with respect to such performance period, except (i) as provided in Section 8, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) as otherwise determined by the Committee.
iv.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Shares), all Deferred Shares that are at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Shares will be waived in whole or in part in the event of terminations resulting from specified causes.
v.Dividend Equivalents. The Committee may provide that payments in the form of dividend equivalents will be credited in respect of Deferred Shares, which amounts may be paid or distributed when accrued or deemed reinvested in additional Deferred Shares. Any dividend equivalents credited with respect to Deferred Shares shall be subject to restrictions and a risk of forfeiture to the same extent as the Deferred Shares and amounts credited shall be distributed in accordance with the provisions of Section 6(e)(ii) above.
vi.Compliance with Section 409A. Notwithstanding anything herein to the contrary, all distributions of Deferred Shares shall be made within the applicable “short-term deferral period” within the meaning of Section 409A of the Code.
f.Bonus Shares and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements; provided, however, that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such Shares or Awards shall be determined by the Committee in a manner conforming to then - applicable requirements of Rule 16b-3. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
g.Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Shares having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Shares and the grant of phantom shares.
7.Certain Provisions Applicable to Awards.
a.Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under

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the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares granted in substitution for an outstanding Award or award may be adjusted to reflect the in- the-money value of the surrendered Award or award, provided such adjustment does not cause the Award to be treated as deferred compensation subject to Section 409A of the Code.
b.Term of Awards. The term of each Award shall be for such period as may be determined by the Committee up to a maximum term of ten years.
c.Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards.
d.Rule 16b-3 Compliance. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if, at such time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Rule 16b -3 as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
e.Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, if dividends are declared during the period that an Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable Award and shall only be paid at the time such the vesting requirements are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights prior to their exercise or settlement, as applicable.
f.Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, the minimum vesting period with respect to any portion of an Award shall be no less than one year; provided, that Shares underlying Awards with respect to up to 5% of the total number of Shares reserved for Awards under Section 4(a) (subject to adjustment under Section 4(b)) may be exempt from the foregoing limitations. Nothing in this Section 7(j) shall limit the Company’s ability to grant Awards that contain rights to accelerated vesting upon a

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termination of employment or service for any reason other than for Cause or limit any rights to accelerated vesting in connection with a Change in Control, as provided in Section 8 of the Plan, in each case, prior to the completion of the minimum one-year service requirement described in the foregoing sentence. In addition, the minimum vesting requirement set forth in this Section 7(j) shall not apply to (i) an Award granted in substitution for another award, (ii) Awards granted to non-employee directors which vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s shareholders (which is at least 50 weeks after the immediately preceding year’s annual meeting), (iii) Awards settled solely in cash in lieu of shares or (iv) Awards granted in lieu of earned cash obligations.

8.Change in Control Provisions.
a.In the event of a “Change in Control,” as defined in this Section, unless otherwise provided in the Award Agreement or another contract or Company-sponsored plan, in the event of a Change in Control, unless provision is made in connection with the Change in Control for (x) assumption of Awards previously granted or (y) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, the following shall occur:
i.the Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, cash payment or other equitable consideration and the acceleration of vesting or exercisability of Awards under the Plan), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Participants as determined at the time of the adjustments, and
ii.any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 10(a); and (B) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved based on the greater of (i) target performance level or (ii) actual performance achievement, subject to the restrictions set forth in Sections 7(d) and 10(a) and any related provisions in a Company-sponsored plan.
iii.Termination Following a Change in Control. Unless otherwise provided in the Award Agreement or another contract or under the terms of a transaction constituting a Change in Control, upon a Participant’s involuntary termination of employment without Cause within twenty-four

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(24) months following the Change in Control, provided that such termination does not result from the Participant’s termination due to death or for disability, (1) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 10(a); and (2) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved based on the greater of (i) target performance level or (ii) actual performance achievement, subject to the restrictions set forth in Sections 7(d) and 10(a).
b.For purposes of the Plan, a “Change in Control” shall have occurred if.
i.Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any entity controlling, controlled by or under common control with the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either the combined voting power of the Company’s then outstanding voting securities or the then outstanding Shares (in either case, other than as a result of an acquisition of securities directly from the Company);
ii.during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 8(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
iii.a merger, consolidation, recapitalization, or reorganization of the Company is consummated, or a reverse share split of any class of voting securities of the Company, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned of least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each such continuing holder not

A	- 14 -

substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity; or
iv.the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).
Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to an award under Section 409A of the Code; provided that, in such case, the event or condition shall continue to constitute a Change in control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
c.For purposes of the Plan, “Cause” means a Participant’s gross misconduct, insubordination, violation of the Company’s policies, or commission of a felony.

9.Certain Corporate Transactions.
In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Participant holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 8) at any time prior to such termination. Further, except as otherwise provided in the Plan, the Administrator may, in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 8).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Section 424(h) of the Code, unless the Participant consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Section 409A of the Code.

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10.General Provisions.
a.Compliance With Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
b.Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative; provided, however, that such Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant in connection with the Participant’s estate or tax planning, and such transferees may exercise rights thereunder in accordance with the terms thereof, but only if and to the extent consistent with the registration of the offer and sale of Shares on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan and permitted by the Committee. The Company may rely upon the beneficiary designation last filed in accordance with this Section 10(b). Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered by a Participant and shall not be subject to the claims of a Participant’s creditors.
c.Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any income recognition event involving an Award (including, for example, an election under section 83(b) of the Code), and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.
d.No Right to Continued Employment; Leaves of Absence. Neither the Plan, any Award Agreement, or any action taken hereunder shall be construed as giving any Participant the right to be retained in the employ or contract of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any Participant’s employment or

A	- 16 -

contract at any time. Unless otherwise specified in the applicable Award Agreement, an approved leave of absence shall not be considered a Termination of Service for purposes of an Award under the Plan.
e.No Rights to Awards; No Stockholder Rights. No Participant or employee or independent contractor shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees or independent contractors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.
f.Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any material amendment or alteration will be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Company securities may then be listed or quoted, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award; and provided further that no such amendment, discontinuance or termination of the Plan shall accelerate the time for payment of any Deferred Shares or other amounts subject to Section 409A of the Code (except to the extent permitted by Section 409A of the Code). Except as permitted under Section 4(b), if the Fair Market Value of Shares subject to an Option or SAR has declined since the Award was granted, the Committee shall not, without stockholder approval, (i) cancel any or all such Options or SARs in exchange for cash or the grant of a new Award, or (ii) reduce the exercise price of any or all such Options or reduce the amount over which appreciation of a SAR is measured; provided, however, that such reduced amount shall not be less than the Fair Market Value on the date such reduction is made.
g.No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its subsidiaries or any other person or entity, on the other.
h.Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the

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attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 10(h).
i.Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
j.Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
k.Non-Deferred Compensation Plan. The Plan is intended to constitute an equity or equity-based compensation plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. Notwithstanding the forgoing, if, at any time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Section 409A of the Code, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Section 409A of the Code so that such Participant shall avoid liability under Section 409A. Deferred Shares are intended to meet the “short-term deferral exception” under Section 409A of the Code.
l.No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
m.Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.
n.Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement will be determined in accordance with the Delaware General Corporation Law and other laws

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(including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.
o.Recoupment Policy. Notwithstanding any provision of this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or Shares) and, in the case of Shares received pursuant to an Award, to retain any profit or gain the Participant realized in connection with such an Award, shall be subject to any recoupment or “clawback” policy adopted by the Company.

11.Effective Date and Plan Termination. The Plan, as amended and restated, will be effective upon approval of the Board, subject to its approval by the stockholders of the Company if such stockholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for issuance under the Plan and the Company or, if earlier, until the day before the tenth anniversary of the effective date of a renewal of the Plan. For clarity, the Plan shall be effective until June 19, 2034.

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MEDIFAST.
MEDIFAST, INC.
ATTN: OFFICE OF CORPORATE SECRETARY
100 INTERNATIONAL DRIVE, 18TH FLOOR
BALTIMORE, MARYLAND 21202

SCAN TO VIEW MATERIALS & VOTE

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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48903-P11059 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEDIFAST, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Jeffrey J. Brown	☐	☐	☐
1b. Daniel R. Chard	☐	☐	☐
1c. Elizabeth A. Geary	☐	☐	☐
1d. Michael A. Hoer	☐	☐	☐
1e. Scott Schlackman	☐	☐	☐
1f. Andrea B. Thomas	☐	☐	☐
1g. Ming Xian	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V48904-P11059

MEDIFAST, INC.
Proxy for Annual Meeting of Stockholders on June 19, 2024
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Daniel R. Chard and Jason L. Groves, Esq., and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Medifast, Inc., to be held June 19, 2024 at 4:30 p.m. ET at the Four Seasons Baltimore, 200 International Drive, Baltimore, Maryland 21202 and at any adjournments, postponements or continuations thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side